EXHIBIT 4-AA



                                    SERIES 1995-4 SUPPLEMENT dated as of April
                           30, 1995 (the "Series Supplement"), among U.S. AUTO RECEIVABLES COMPANY, a Delaware corporation, as Seller, CHRYSLER CREDIT CORPORATION, a Delaware corporation, as Servicer, and MANUFACTURERS AND TRADERS TRUST COMPANY, a New York banking corporation, as Trustee.


                  Pursuant to the Pooling and Servicing Agreement dated as of May 31, 1991, as assigned by Chrysler Auto Receivables Company ("CARCO") to the Seller on August 8, 1991 (as assigned, amended and supplemented, the "Agreement"), among the Seller, the Servicer and the Trustee, CARCO has created and assigned to the Seller the CARCO Auto Loan Master Trust (the "Trust"). Section 6.03 of the Agreement provides that the Seller may from time to time direct the Trustee to issue, on behalf of the Trust, one or more new Series of Investor Certificates representing fractional undivided interests in the Trust. The Principal Terms of any new Series are to be set forth in a Supplement to the Agreement.

                  Pursuant to this Series Supplement, the Seller and the Trustee shall create a new Series of Investor Certificates and specify the Principal Terms thereof.


                                  ARTICLE I

                  Creation of the Series 1995-4 Certificates

                  SECTION 1.01. Designation. (a) There is hereby created a Series of Investor Certificates to be issued pursuant to the Agreement and this Series Supplement to be known as the "Floating Rate Auto Loan Asset Backed Certificates, Series 1995-4".

                  (b) In the event that any term or provision contained herein shall conflict with or be inconsistent with any term or provision contained in the Agreement, the terms and provisions of this Series Supplement shall govern.

                                  ARTICLE II

                                 Definitions

                  SECTION 2.01. Definitions. (a) Whenever used in this Series Supplement the following words and phrases shall have the following meanings.

                  "Accumulation Period" shall mean, unless an Early Amortization Event shall have occurred prior thereto (other than an Early Amortization Event which has resulted in an Early Amortization Period which has ended as described in clause (c) or clause (d) of the definition thereof in this Series Supplement), the period commencing on the Accumulation Period Commencement Date and ending upon the first to occur of (a) the commencement of an Early Amortization Period (other than an Early Amortization Period which has ended as described in clause (c) or clause (d) of the definition thereof in this Series Supplement) and (b) the payment in full to Series 1995-4 Certificateholders of the outstanding principal amount of the Series 1995-4 Certificates.

                  "Accumulation Period Commencement Date" shall mean the first day of the Collection Period upon which the number of full Collection Periods remaining until the Expected Payment Date first equals the Accumulation Period Length; provided, however, that, if at any time after the November 1997 Distribution Date, any other outstanding Series (other than any Excluded Series) shall have entered into a reinvestment period or an early amortization period, the Accumulation Period Commencement Date shall be the earlier of (i) the date that such outstanding Series shall have entered into its reinvestment period or early amortization period and (ii) the Accumulation Period Commencement Date as previously determined. If the Accumulation Period Length is one month, two months, three months, four months or five months, the Accumulation Period Commencement Date shall mean the first day of the April 1998 Collection Period, the March 1998 Collection Period, the February 1998 Collection Period, the January 1998 Collection Period or the December 1997 Collection Period, respectively.

                  "Accumulation Period Length" shall mean a period which is one, two, three, four or five month(s) long and is calculated as of the November 1997 Distribution Date and each Distribution Date thereafter that occurs prior to the Accumulation Period Commencement Date, as the lesser of
(i) the number of full

Collection Periods between such Distribution Date and the Expected Payment Date and (ii) the product, rounded upwards to the nearest integer not greater than five, of (a) one divided by the lowest Monthly Payment Rate during the last 12 months and (b) a fraction, the numerator of which is the sum of (i) the Invested Amount as of such Distribution Date (after giving effect to all changes therein on such date) and (ii) the invested amounts of all other Series (other than any Excluded Series) currently in their amortization or accumulation periods or scheduled to be in their amortization or accumulation periods by the Expected Payment Date as of such Distribution Date (after giving effect to all changes therein on such date) and the denominator of which is the sum of such Invested Amount and the invested amounts as of such Distribution Date (after giving effect to all changes therein on such date) of all other outstanding Series (other than any Excluded Series) which are scheduled to be outstanding on the Expected Payment Date.

                  "Additional Carry-Over Amount" shall have the meaning specified in Section 4.02(b).

                  "Additional Interest" shall have the meaning specified in Section 4.02(a).

                  "Adjusted Invested Amount" shall mean, with respect to Series 1995-4 for any Collection Period, an amount equal to the sum of (a) the Initial Invested Amount of the Series 1995-4 Certificates on the Determination Date occurring in such Collection Period, minus the excess, if any, of the aggregate amount of Investor Charge-Offs for all Distribution Dates preceding such date over the aggregate amount of any reimbursements of Investor Charge-Offs for all Distribution Dates preceding such date and (b) the applicable Available Subordinated Amount, if any, on the Determination Date occurring in such Collection Period (in each case, after giving effect to the allocations, distributions, withdrawals and deposits to be made on the Distribution Date following the Determination Date during the Collection Period in which such date occurs).

                  "Allocable Defaulted Amount" shall mean, with respect to any Collection Period, the product of (a) the Series 1995-4 Allocation Percentage with respect to such Collection Period and (b) the Defaulted Amount with respect to such Collection Period.

                  "Allocable Miscellaneous Payments" shall mean, with respect to any Distribution Date, the product of

(a) the Series 1995-4 Allocation Percentage for the related Collection Period and (b) Miscellaneous Payments with respect to the related Collection Period.

                  "Allocable Non-Principal Collections" shall mean, with respect to any Deposit Date, the product of (a) the Series 1995-4 Allocation Percentage for the related Collection Period and (b) the aggregate amount of Collections of Non-Principal Receivables relating to such Deposit Date.

                  "Allocable Principal Collections" shall mean, with respect to any Deposit Date, the product of (a) the Series 1995-4 Allocation Percentage for the related Collection Period and (b) the aggregate amount of Collections in respect of Principal Receivables relating to such Deposit Date.

                  "Assets Receivables Rate" shall mean, with respect to any Interest Period, an amount equal to the product of (a) the quotient obtained by dividing (i) 360 by (ii) the actual number of days elapsed in such Interest Period and (b) a percentage, expressed as a fraction, (i) the numerator of which is the sum of (A) Investor Non-Principal Collections for the Collection Period immediately preceding the last day of such Interest Period (which, for the purposes of this definition only, shall be determined based on the interest amounts billed to the Dealers which are due during such Collection Period) less, unless the Monthly Servicing Fee has been waived by the Servicer, the Certificateholders Monthly Servicing Fee with respect to such immediately preceding Collection Period and (B) the Investment Proceeds to be applied on the Distribution Date related to such Interest Period and (ii) the denominator of which is the sum of (A) the product of (I) the Series 1995-4 Floating Allocation Percentage, (II) the Series 1995-4 Series Allocation Percentage and (III) the average Pool Balance (after giving effect to charge-offs) for such immediately preceding Collection Period, (B) the principal balance on deposit in the Excess Funding Account on the first day of such Interest Period (after giving effect to all deposits to and withdrawals therefrom on such first day) and (C) the principal balance on deposit in the Principal Funding Account on the first day of such Interest Period (after giving effect to all deposits to and withdrawals therefrom on such first day).

                  "Automatic Additional Accounts" shall have the meaning specified in Section 10.01(e).

                  "Automatic Removal Accounts" shall have the meaning specified in Section 10.01(c).

                  "Automatic Removal Date" shall have the meaning specified in Section 10.01(c).

                  "Available Investor Principal Collections" shall mean, with respect to any Distribution Date, the sum of (a) an amount equal to Investor Principal Collections for such Distribution Date, (b) Allocable Miscellaneous Payments with respect to such Distribution Date, (c) Series 1995-4 Excess Principal Collections on deposit in the Collection Account for such Distribution Date and (d) on the Termination Date, any funds in the Reserve Fund after giving effect to Section 4.08, except for Section 4.08(d).

                  "Available Seller's Collections" shall mean, with respect to any Deposit Date, the sum of (a) the Available Seller's Non-Principal Collections for such Deposit Date and (b) the Available Seller's Principal Collections for such Deposit Date; provided, however, that the Available Seller's Collections shall be zero for any Collection Period with respect to which the Available Subordinated Amount is zero on the Determination Date immediately following the end of such Collection Period.

                  "Available Seller's Non-Principal Collections" shall mean, with respect to any Deposit Date, an amount equal to the result obtained by multiplying (a) the excess of (i) the Seller's Percentage for the related Collection Period over (ii) the Excess Seller's Percentage for such Collection Period by (b) Allocable Non-Principal Collections for such Deposit Date.

                  "Available Seller's Principal Collections" shall mean, with respect to any Deposit Date, an amount equal to the result obtained by multiplying (a) the excess of (i) the Seller's Percentage for the related Collection Period over (ii) the Excess Seller's Percentage for such Collection Period by (b) Allocable Principal Collections for such Deposit Date.

                  "Available Subordinated Amount" for the first Determination Date shall mean an amount equal to the Required Subordinated Amount. The Available Subordinated Amount for any subsequent Determination Date shall mean an amount equal to (a) the lesser of (i) the Available Subordinated Amount for the preceding Determination Date, minus (A) the Required Subordination Draw Amount with respect to the preceding Distribution Date to the extent provided in Section 4.08, minus (B) withdrawals from the Reserve Fund pursuant to Section 4.08 on the preceding Distribution Date to make distributions pursuant to Section 4.06(a)(iv) (but excluding any other withdrawals from the Reserve Fund), plus
(C) the portion of Excess Servicing for such preceding Distribution Date distributed to the Seller pursuant to Section 4.10(c), plus (D) the excess, if any, of the Required Subordinated Amount for such Determination Date over the Required Subordinated Amount for the immediately preceding Distribution Date due to an increase in the Subordination Factor and (ii) the product of the fractional equivalent of the Subordinated Percentage and the Invested Amount on such Determination Date, minus (b) in the case of clause (a)(i), the Incremental Subordinated Amount for such preceding Determination Date, plus
(c) the Incremental Subordinated Amount for the current Determination Date, plus (d) the Subordinated Percentage of funds to be withdrawn from the Excess Funding Account on the succeeding Distribution Date and paid to the Seller or allocated to one or more Series; provided, however, that the Available Subordinated Amount may be increased on any Determination Date by the Seller, in its sole discretion, by notice to the Trustee on or before such Determination Date, so long as the cumulative amount of such increases does not exceed the lesser of (x) $5,555,555 or (y) 1.11% of the Invested Amount on such date; provided, however, that, once the Accumulation Period or any Early Amortization Period (other than an Early Amortization Period which has ended as described in clause (c) or clause (d) of the definition thereof in this Series Supplement) shall have commenced, the Available Subordinated Amount shall be calculated based on the Invested Amount as of the close of business on the day preceding such Accumulation Period or Early Amortization Period.

                  "Calculation Agent" shall mean the Trustee.

                  "Carry-over Amount" shall mean, for any Distribution Date with respect to which the related Certificate Rate is calculated on the basis of the Asset Receivables Rate, the excess of (a) Monthly Interest for such Distribution Date determined as if such Certificate Rate were calculated on the basis of the Fed Funds Rate formula set forth in clause (a) of the definition of Certificate Rate over (b) the actual Monthly Interest for such Distribution Date.

                  "Carry-over Shortfall" shall have the meaning specified in
Section 4.02(b).

                  "Certificate Rate" shall mean, with respect to any Interest Period, the lesser of (a) a per annum rate equal to the sum of each day's Fed Funds Rate during such Interest Period divided by the number of days in such Interest Period, plus 0.26% and (b) the Asset Receivables Rate for the immediately preceding Interest Period.

                  "Certificateholders Monthly Servicing Fee" shall have the meaning specified in Section 3.01.

                  "Closing Date" shall mean May 15, 1995.

                  "Controlled Amortization Amount" shall mean an amount equal to the Invested Amount as of the November 1997 Distribution Date (after giving effect to any changes therein on such date), divided by the Accumulation Period Length.

                  "Controlled Distribution Amount" shall mean, with respect to any Distribution Date, the excess, if any, of (a) the sum of (i) the product of the Controlled Amortization Amount and the number of Distribution Dates from and including the first Distribution Date with respect to the Accumulation Period through and including such Distribution Date (but not in excess of the Accumulation Period Length) and (ii) the amount on deposit in the Excess Funding Account as of the November 1997 Distribution Date (after giving effect to any withdrawals from or deposits to such account on such date (other than the transfer to the Principal Funding Account of the amounts on deposit therein on such date)), over (b) the sum of amounts on deposit in the Excess Funding Account and the Principal Funding Account, in each case before giving effect to any withdrawals from or deposits to such accounts on such Distribution Date.

                  "Deficiency Amount" shall have the meaning specified in
Section 4.05.

                  "Early Amortization Event" shall mean any Early Amortization Event specified in Section 9.01 of the Agreement, together with any additional Early Amortization Event specified in Section 6.01 of this Series Supplement.

                  "Early Amortization Period" shall mean a period beginning on the day on which an Early Amortization Event specified in Section 9.01 of the Agreement or Section 6.01 of this Series Supplement shall have occurred with respect to Series 1995-4 and terminating on the earliest of (a) the payment in full of the outstanding principal balance of the Series 1995-4 Certificates, (b) the Termination Date;
(c) if such Early Amortization Period has resulted from the occurrence of an Early Amortization Event described in Section 9.01(a) of the Agreement, the end of the first Collection Period during which an Early Amortization Event would no longer be deemed to exist pursuant to such Section 9.01(a), so long as no other Early Amortization Event (other than an Early Amortization Event which has resulted in an Early Amortization Period which has terminated as described in this clause (c) or clause (d) below) shall have occurred and the scheduled termination of the Revolving Period shall not have occurred; and
(d) if such Early Amortization Period has resulted from the occurrence of an Early Amortization Event described in Sections 9.01(a), (f) or (g) of the Agreement or Section 6.01, other than Section 6.01(f), (g) or (h), of this Series Supplement, the end of the first Collection Period after which (i) the Trustee has received written confirmation from each of Standard & Poor's that termination of such Early Amortization Period will not result in the downgrading or withdrawal of such entity's rating of the Series 1995-4 Certificates, and (ii) Series 1995-4 Certificateholders holding Series 1995-4 Certificates evidencing more than 50% of the aggregate unpaid principal amount of the Series 1995-4 Certificates shall have consented to the termination of such Early Amortization Period, provided that (X) no other Early Amortization Event (other than an Early Amortization Event which has resulted in an Early Amortization Period which has terminated as described in this clause (d) or clause (c) above) shall have occurred, and (Y) the scheduled termination of the Revolving Period shall not have occurred.

                  "Eligible Investments" shall mean (a) book-entry securities, negotiable instruments or securities represented by instruments in bearer or registered form having original or remaining maturities of 30 days or less (unless each Rating Agency confirms in writing that a longer maturity will not result in the downgrade or withdrawal of such Rating Agency's rating of the Series 1995-4 Certificates), but in no event occurring later than the Distribution Date next succeeding the Trustee's acquisition thereof (unless each Rating Agency confirms in writing that a longer maturity will not result in the downgrade or withdrawal of such Rating Agency's rating of the Series 1995-4 Certificates), which evidence:

                  (i) direct obligations of, and obligations fully guaranteed as to timely payment by, the United States of America;

                 (ii) demand deposits, time deposits or certificates of deposit of any depository institution or trust company incorporated under the laws of the United States of America or any state thereof (or any domestic branch of a foreign bank) and subject to supervision and examination by Federal or state banking or depository institution authorities; provided, however, that at the time of the Trust's investment or contractual commitment to invest therein, the commercial paper or other short-term unsecured debt obligations (other than such obligations the rating of which is based on the credit of a person or entity other than such depository institution or trust company) thereof shall have a credit rating from each of the Rating Agencies in the highest investment category granted thereby;

                (iii) commercial paper having, at the time of the Trust's investment or contractual commitment to invest therein, a rating from each of the Rating Agencies in the highest investment category granted thereby;

                 (iv) investments in money market funds having a rating from each of the Rating Agencies in the highest investment category granted thereby or otherwise approved in writing thereby;

                  (v) bankers' acceptances issued by any depository institution or trust company referred to in clause (ii) above;

                 (vi) repurchase obligations with respect to any security that is a direct obligation of, or fully guaranteed by, the United States of America or any agency or instrumentality thereof the obligations of which are backed by the full faith and credit of the United States of America, in either case entered into with a depository institution or trust company (acting as principal) described in clause (ii); and

                (vii) repurchase obligations with respect to any security or whole loan entered into with (i) a depository institution or trust company (acting as principal) described in clause (ii) above (except that the rating referred to in the proviso in such clause (ii) shall be A-1 or higher in the case of Standard & Poor's) (such depository institution or trust company being referred to in this definition as a "Financial Institution"), (ii) a broker/dealer (acting as principal) registered as a broker or dealer under Section 15 of the Securities Exchange Act of 1934, as amended (a "Broker/Dealer"), the unsecured short-term debt obligations of which are rated P-1 by Moody's and at least A-1 by Standard & Poor's at the time of entering into such repurchase obligation (a "Rated Broker/Dealer"), (iii) an unrated Broker/Dealer (an "Unrated Broker/Dealer"), acting as principal, that is a wholly owned subsidiary of a nonbank holding company the unsecured short-term debt obligations of which are rated P-1 by Moody's and at least A-1 by Standard & Poor's at the time of entering into such repurchase obligation (a "Rated Holding Company") or (iv) an unrated subsidiary (a "Guaranteed Counterparty"), acting as principal, that is a wholly owned subsidiary of a direct or indirect parent Rated Holding Company, which guarantees such subsidiary's obligations under such repurchase agreement; provided that the following conditions are satisfied:

                           (A) the aggregate amount of funds invested in
                  repurchase obligations of a Financial Institution, a Rated Broker/Dealer, an Unrated Broker/Dealer or Guaranteed Counterparty in respect of which the Standard & Poor's unsecured short-term ratings are A-1 (in the case of an Unrated Broker/Dealer or Guaranteed Counterparty, such rating being that of the related Rated Holding Company) shall not exceed 20% of the sum of the then outstanding principal balance of Series 1995-4 Certificates (there being no limit on the amount of funds that may be invested in repurchase obligations in respect of which such Standard & Poor's rating is A-1+ (in the case of an Unrated Broker/Dealer or Guaranteed Counterparty, such rating being that of the related Rated Holding Company));

                           (B) in the case of any Series 1995-4 Account (other
                  than the Collection Account and the Yield Supplement Account), the rating from Standard & Poor's in respect of the unsecured short-term debt obligations of the Financial Institution, Rated Broker/Dealer, Unrated Broker/Dealer or Guaranteed Counterparty (in the case of an Unrated

                  Broker/Dealer or Guaranteed Counterparty, such rating being that of the related Rated Holding Company) shall be A-1+;

                           (C) the repurchase obligation must mature within 30
                  days of the date on which the Trustee enters into such repurchase obligation;

                           (D) the repurchase obligation shall not be
                  subordinated to any other obligation of the related Financial Institution, Rated Broker/Dealer Unrated Broker/Dealer or Guaranteed Counterparty;

                           (E) the collateral subject to the repurchase
                  obligation is held, in the appropriate form, by a custodial bank on behalf of the Trustee;

                           (F) the repurchase obligation shall require that
                  the collateral subject thereto shall be marked to market daily;

                           (G) in the case of a repurchase obligation of a
                  Guaranteed Counterparty, the following conditions shall also be satisfied:

                                    (i) the Trustee shall have received an
                           opinion of counsel (which may be in-house counsel) to the effect that the guarantee of the related Rated Holding Company is a legal, valid and binding agreement of the Rated Holding Company, enforceable in accordance with its terms, subject as to enforceability to bankruptcy, insolvency, reorganization and moratorium or other similar laws affecting creditors' rights generally and to general equitable principles;

                                   (ii) the Trustee shall have received (x) an
                           incumbency certificate for the signer of such guarantee, certified by an officer of such Rated Holding Company, and (y) a resolution, certified by an officer of the Rated Holding Company, of the board of directors (or applicable committee thereof) of the Rated Holding Company authorizing the execution, delivery and performance of such guarantee by the Rated Holding Company;

                                  (iii) the only conditions to the
                           obligation of such Rated Holding Company to pay on behalf of the Guaranteed Counterparty shall be that the Guaranteed Counterparty shall not have paid under such repurchase obligation when required (it being understood that no notice to, demand on or other action in respect of the Guaranteed Counterparty is necessary) and that the Trustee shall make a demand on the Rated Holding Company to make the payment due under such guarantee;

                                   (iv) the guarantee of the Rated Holding
                           Company shall be irrevocable with respect to such repurchase obligation and shall not be subordinate to other obligations of the Rated Holding Company; and

                                    (v) each of Standard & Poor's and Moody's
                           has confirmed in writing to the Trustee that it has reviewed the form of the guarantee of the Rated Holding Company and has determined that the Trust's investment in such repurchase obligation, taking into account the issuance of such guarantee, will not result in the downgrade or withdrawal of the ratings assigned to the Series 1995-4 Certificates; and

                           (H) the repurchase obligations shall require that
                  the repurchase obligation be over-collateralized and shall provide that, upon any failure to maintain such overcollateralization, the repurchase obligation shall become due and payable, and unless the repurchase obligation is satisfied immediately, the collateral subject to the repurchase agreement shall be liquidated and the proceeds applied to satisfy the unsatisfied portion of the repurchase obligation; and

(b) any other investment consisting of a financial asset that by its terms converts to cash within a finite period of time; provided that each Rating Agency shall have notified the Seller, the Servicer and the Trustee that the Trust's investment therein will not result in a reduction or withdrawal of the rating of any outstanding class or Series with respect to which it is a Rating Agency.

                  "Excess Reserve Fund Required Amount" shall mean, for any Distribution Date with respect to an Early Amortization Period, an amount equal to the greater of (a) 5% of the initial principal balance of the Series 1995-4 Certificates and (b) the excess of (i) the sum of (x) the Available Subordinated Amount on the preceding Determination Date (after giving effect to the allocations, distributions, withdrawals and deposits to be made on such Distribution Date) and (y) an amount equal to (A) the excess of the Required Participation Percentage over 100%, multiplied by (B) the outstanding principal balance of the Series 1995-4 Certificates on such Distribution Date (after giving effect to any changes therein on such Distribution Date) over
(ii) the excess of (x) the Series 1995-4 Allocation Percentage of the Pool Balance on the last day of the immediately preceding Collection Period over
(y) the Invested Amount on such Distribution Date (after giving effect to changes therein on such Distribution Date); provided that the Excess Reserve Fund Required Amount shall not exceed such Available Subordinated Amount.

                  "Excess Seller's Percentage" shall mean, with respect to any Collection Period, a percentage (which percentage shall never be less than 0% nor more than 100%) equal to (a) 100% minus, when used with respect to Non-Principal Receivables, Defaulted Receivables and Principal Receivables during the Revolving Period, the sum of (i) the Floating Allocation Percentage with respect to such Collection Period and (ii) the percentage equivalent of a fraction, the numerator of which is the Available Subordinated Amount as of the Determination Date occurring in such Collection Period (after giving effect to the allocations, distributions, withdrawals and deposits to be made on the Distribution Date immediately following such Determination Date) and the denominator of which is the product of (x) the Pool Balance as of the last day of such immediately preceding Collection Period and (y) the Series 1995-4 Allocation Percentage for the Collection Period in respect of which the Excess Seller's Percentage is being calculated or (b) 100% minus, when used with respect to Principal Receivables during the Accumulation Period and an Early Amortization Period, the sum of (i) the Principal Allocation Percentage with respect to such Collection Period and (ii) the percentage equivalent of a fraction, the numerator of which is the Available Subordinated Amount as of the Determination Date occurring in such Collection Period (after giving effect to the allocations, distributions, withdrawals and deposits to be made on the Distribution Date immediately following such Determination

Date) and the denominator of which is the product of (x) the Pool Balance as of the last day of such immediately preceding Collection Period and (y) the Series 1995-4 Allocation Percentage for the Collection Period in respect of which the Excess Seller's Percentage is being calculated.

                  "Excess Servicing" shall mean, with respect to any Distribution Date, the sum of the amount, if any, specified pursuant to
Section 4.06(a)(vii) with respect to such Distribution Date.

                  "Expected Payment Date" shall mean the May 1998 Distribution Date.

                  "Fed Funds Business Day" shall mean any day other than (i) a Saturday or Sunday or (ii) a day on which banking institutions in the City of New York are authorized or required by law, regulation or executive order to close.

                  "Fed Funds Rate" means (a) with respect to an Interest Reset Date (in the following order of priority):

                  (i) the rate with respect to the related Interest Determination Date (expressed as a percentage per annum) that appears opposite the caption "Federal Funds Effective" on Telerate Page 120 (as defined below) as of 11:00 a.m., New York City time on such Interest Reset Date;

                 (ii) if such rate does not appear on Telerate Page 120 as of 11:00 a.m., New York City time, on such Interest Reset Date, then the Fed Funds Rate with respect to such Interest Reset Date will be the rate with respect to the related Interest Determination Date (expressed as a percentage per annum) that appears on Reuters Screen NYAA Page (as defined below) as of 11:00 a.m., New York City time, on such Interest Reset Date;

                (iii) if such rate does not appear on Reuters Screen NYAA Page as of 11:00 a.m., New York City time, on such Interest Reset Date, then the Calculation Agent will request three leading brokers of Federal Funds transactions in The City of New York to provide the rate (expressed as a percentage per annum) for the last transaction in overnight Federal Funds arranged by such broker on the related Interest Determination Date. If rates are provided by such three brokers, then the Fed Funds Rate with respect to such Interest Reset Date will be the arithmetic mean (rounded to the nearest one hundred-thousandth of one percentage point with five one-millionths of one percentage point rounded upwards) of such rates; and

                 (iv) if fewer than three such rates are provided, then the Fed Funds Rate with respect to such Interest Reset Date will be the Fed Funds Rate for the preceding Interest Reset Date (or, in the case of the first Interest Reset Date, the immediately preceding Fed Funds Business Day on which a rate appeared on Telerate Page 120 as described in (i) above); and

                  (b) with respect to any day that is not an Interest Reset Date, the Fed Funds Rate in effect on the immediately preceding Interest Reset Date.

         If a rate that initially appears on Telerate Page 120 or Reuters Screen NYAA Page, as the case may be, as of 11:00 a.m., New York City time, on the applicable Interest Reset Date is superseded on Telerate Page 120 or Reuters Screen NYAA Page, as the case may be, by a corrected rate before 12:00 noon, New York City time, on such Interest Reset Date, such corrected rate as so superseded on the applicable page shall be the applicable rate for calculating the applicable Fed Funds Rate with respect to such Interest Determination Date.

         All percentages resulting from a calculation with respect to the Fed Funds Rate or the Certificate Rate based on the Fed Funds Rate for any Interest Period will be rounded to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upwards (e.g., 9.876545% (or .09876545) would be rounded to 9.87655% (or
 .0987655)), and all dollar amounts used in or resulting from such calculation will be rounded to the nearest cent, with one-half cent rounded upwards.


                  "Final Payment Date" shall mean the first Distribution Date on which, after giving effect to all payments to be made on that Distribution Date, the outstanding principal amount of the Series 1995-4 Certificates will be paid in full.

                  "Floating Allocation Percentage" shall mean, with respect to any Collection Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction, the numerator of which is the Invested Amount as of the last day of the immediately preceding Collection Period and the denominator of which is the product of (a) the Pool Balance as of such last day and (b) the Series 1995-4 Allocation Percentage for the Collection Period in respect of which the Floating Allocation Percentage is being calculated; provided, however, that, with respect to the May 1995 Collection Period, the Floating Allocation Percentage shall mean the percentage equivalent of a fraction, the numerator of which is the Initial Invested Amount on the Closing Date and the denominator of which is the product of (x) the Pool Balance on the Series Cut-Off Date and (y) the Series 1995-4 Allocation Percentage with respect to the Series Cut-Off Date.

                  "Incremental Subordinated Amount" shall mean, with respect to any Determination Date, the result obtained by multiplying (a) a fraction, the numerator of which is the sum of (i) (A) the Invested Amount on the last day of the immediately preceding Collection Period or (B) with respect to the first Determination Date, the Invested Amount on the Closing Date and (ii) (A) the Available Subordinated Amount for such Determination Date (calculated without adding the Incremental Subordinated Amount for such Distribution Date as described in clause (c) of the definition thereof) or (B) with respect to the first Determination Date, the product of the Invested Amount on the Closing Date and the Subordinated Percentage and the denominator of which is the Pool Balance on such last day by (b) the Trust Incremental Subordinated Amount.

                  "Initial Distribution Date" shall mean June 15, 1995.

                  "Initial Invested Amount" shall mean the portion of initial principal amount of the Series 1995-4 Certificates which is invested in Principal Receivables on the Closing Date, which is $500,000,000, plus (a) the amount of any withdrawals from the Excess Funding Account in connection with the purchase of an additional interest in Principal Receivables of the Trust, minus (b) the amount of any additions to the Excess Funding Account in connection with a reduction in the Principal Receivables in the Trust or an increase in the Subordination Factor.

                  "Initial Principal Amount" shall mean $500,000,000.

                  "Initial Reserve Fund Deposit Amount" shall mean $1,750,000.

                  "Initial Yield Supplement Account Deposit Amount" shall mean $2,000,000.

                  "Interest Determination Date" shall mean, with respect to any Interest Reset Date, the immediately preceding Fed Funds Business Day.

                  "Interest Period" shall mean, with respect to any Distribution Date, the period from and including the Distribution Date immediately preceding such Distribution Date to but excluding such Distribution Date (or, in the case of the Initial Distribution Date, the period from and including the Closing Date to but excluding the Initial Distribution Date). Interest will be calculated on the basis of the actual number of days in each Interest Period divided by 360 days.

                  "Interest Reset Date" shall mean each Fed Funds Business Day other than the last Fed Funds Business Day of each Interest Period.

                  "Interest Shortfall" shall have the meaning specified in
Section 4.02.

                  "Invested Amount" shall mean, when used with respect to any date, an amount equal to (a) the Initial Invested Amount, minus (b) the amount, without duplication, of principal payments (except principal payments made from the Excess Funding Account and any transfers from the Excess Funding Account to the Principal Funding Account) made to Series 1995-4 Certificateholders or deposited to the Principal Funding Account prior to such date, minus (c) the excess, if any, of the aggregate amount of Investor Charge-Offs over Investor Charge-Offs reimbursed pursuant to Section 4.08 prior to such date. In addition, for purposes of the definition of "Early Amortization Period", the Invested Amount shall be an amount equal to the outstanding principal amount of the Series 1995-4 Certificates.

                  "Investment Proceeds" shall mean, with respect to any Determination Date, all interest and other investment earnings (net of losses and investment expenses) on funds on deposit in the Series 1995-4 Accounts, together with an amount equal to the Series 1995-4 Allocation Percentage of the interest and other investment earnings on funds held in the Collection Account credited to the Collection Account pursuant to Section 4.02 of the Agreement.

                  "Investor Charge-Offs" shall have the meaning specified in
Section 4.09.

                  "Investor Default Amount" shall mean, with respect to any Distribution Date, an amount equal to the product of (a) the Allocable Defaulted Amount for the related Collection Period and (b) the Floating Allocation Percentage for the related Collection Period.

                  "Investor Non-Principal Collections" shall mean, with respect to any Distribution Date, an amount equal to the product of (a) the Floating Allocation Percentage for the related Collection Period and (b) Allocable Non-Principal Collections deposited in the Collection Account for the related Collection Period.

                  "Investor Principal Collections" shall mean, with respect to any Distribution Date, the sum of (a) the product of (i) the Floating Allocation Percentage, with respect to the Revolving Period, or the Principal Allocation Percentage, with respect to the Accumulation Period or an Early Amortization Period for the related Collection Period (or any partial Collection Period which occurs as the first Collection Period during an Early Amortization Period) and (ii) Allocable Principal Collections deposited in the Collection Account for the related Collection Period (or any partial Collection Period which occurs as the first Collection Period during an Early Amortization Period) and (b) the amount, if any, of Collections of Non-Principal Receivables, Excess Servicing and Available Seller's Collections to be distributed pursuant to Section 4.06(a)(iv), 4.08(b) or 4.10(a) on such Distribution Date.

                  "Monthly Interest" shall have the meaning specified in
Section 4.02.

                  "Monthly Payment Rate" shall mean, for any Collection Period, the percentage derived from dividing the Principal Collections for such Collection Period by the average daily Pool Balance for such Collection Period.

                  "Monthly Principal" shall have the meaning specified in
Section 4.03.

                  "Monthly Servicing Fee" shall have the meaning specified in
Section 3.01.

                  "Pool Factor" shall mean, with respect to any Determination Date, a number carried out to 11 decimals representing the ratio of the Invested Amount as of such Determination Date (determined after taking into account any increases or decreases in the Invested Amount which will occur on the following Distribution Date) to the Initial Invested Amount.

                  "Principal Allocation Percentage" shall mean, with respect to any Collection Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction, the numerator of which is the Invested Amount as of the last day of the Revolving Period and the denominator of which is the product of (a) the Pool Balance as of the last day of the immediately preceding Collection Period and (b) the Series 1995-4 Allocation Percentage with respect to the Collection Period in respect of which the Principal Allocation Percentage is being calculated; provided, however, that, with respect to that portion of any Collection Period that falls after the date on which any Early Amortization Event occurs (other than an Early Amortization Event which has resulted in an Early Amortization Period which has ended as described in clause (c) or clause (d) of the definition thereof in this Series Supplement), the Principal Allocation Percentage shall be reset using the Pool Balance as of the close of business on the date on which such Early Amortization Event shall have occurred and Principal Collections shall be allocated for such portion of such Collection Period using such reset Principal Allocation Percentage.

                  "QIB" shall have the meaning specified in Section 9.01.

                  "Reassignment Amount" shall mean, with respect to any Distribution Date, after giving effect to any deposits and distributions otherwise to be made on such Distribution Date, the sum of (a) the Invested Amount on such Distribution Date, (b) accrued and unpaid interest on the unpaid balance of the Series 1995-4 Certificates (calculated on the basis of the outstanding principal balance of the Series 1995-4 Certificates at the Certificate Rate as in effect during the applicable Interest Periods) through the day preceding such Distribution Date, (c) the amount of Additional Interest, if any, for such Distribution Date and any Additional Interest previously due but not distributed to the Series 1995-4 Certificateholders on a prior Distribution Date, (d) any Carry-over Amount for such Distribution Date and any Carry-over Amount previously due but not distributed to the Series 1995-4 Certificateholders on a prior Distribution Date and (e) any Additional Carry-

Over Amount for such Distribution Date and any Additional Carry-Over Amount previously due but not distributed to the Series 1995-4 Certificateholders on a prior Distribution Date.

                  "Required Participation Percentage" shall mean, with respect to Series 1995-4, 103%; provided, however, that if the aggregate amount of Principal Receivables due from any Dealer or group of affiliated Dealers at the close of business on the last day of any Collection Period with respect to which such determination is being made pursuant to Section 10.04 is greater than 1.5% of the Pool Balance on such last day, the Required Participation Percentage shall mean, as of such last day and with respect to such Collection Period and the immediately following Collection Period only, 104%; provided further that the Seller may, upon 10 days' prior notice to the Trustee and each Rating Agency, reduce the Required Participation Percentage to a percentage which shall not be less than 100%; provided that no Rating Agency shall have notified the Seller or the Servicer that any such reduction will result in a reduction or withdrawal of the rating of any outstanding Series or Class with respect to which it is a Rating Agency.

                  "Required Subordinated Amount" shall mean, as of any date of determination, the sum of (a) the product of (i) the Subordinated Percentage and (ii) the Invested Amount on such date and (b) the Incremental Subordinated Amount.

                  "Required Subordination Draw Amount" shall have the meaning specified in Section 4.05.

                  "Reserve Fund" shall have the meaning specified in Section
4.04.

                  "Reserve Fund Deposit Amount" shall mean, with respect to any Distribution Date, the amount, if any, by which (a) the Reserve Fund Required Amount for such Distribution Date exceeds (b) the amount of funds in the Reserve Fund after giving effect to any withdrawals therefrom on such Distribution Date.

                  "Reserve Fund Required Amount" shall mean, with respect to any Distribution Date, an amount equal to the product of (a) 0.35% and (b) the outstanding principal balance of the Series 1995-4 Certificates on such Distribution Date (after giving effect to any changes therein on such Distribution Date).

                  "Reuters Screen NYAA Page" shall mean the display designated as page "Reuters Screen NYAA Page" on the Reuters Monitor Money Rates Service (or such other page selected by the Calculation Agent as may replace the NYAA page on that service for the purpose of displaying Federal Funds rates).

                  "Revolving Period" shall mean the period beginning at the close of business on the Business Day immediately preceding the Series Cut-Off Date and terminating on the earlier of (a) the close of business on the day immediately preceding the Accumulation Period Commencement Date and (b) the close of business on the day an Early Amortization Period commences; provided, however, that, if any Early Amortization Period terminates as described in clause (c) or clause (d) of the definition thereof in this Series Supplement, the Revolving Period will recommence as of the close of business on the day such Early Amortization Period terminates.

                  "Rule 144A" shall mean Rule 144A under the Securities Act.

                  "Securities Act" shall mean the Securities Act of 1933, as amended.

                  "Seller's Collections" shall mean, with respect to any Collection Period, the sum of (a) the Seller's Percentage of Allocable Non-Principal Collections for the related Collection Period, plus (b) the Seller's Percentage of Allocable Principal Collections for the related Collection Period.

                  "Seller's Percentage" shall mean 100% minus (a) the Floating Allocation Percentage, when used with respect to Non-Principal Receivables, Defaulted Receivables and Principal Receivables during the Revolving Period, and (b) the Principal Allocation Percentage, when used with respect to Principal Receivables during the Accumulation Period and an Early Amortization Period.

                  "Series 1995-4" shall mean the Series of Investor Certificates, the terms of which are specified in this Series Supplement.

                  "Series 1995-4 Accounts" shall have the meaning specified in
Section 4.04(e)(i).

                  "Series 1995-4 Allocation Percentage" shall mean the Series Allocation Percentage with respect to Series 1995-4.

                  "Series 1995-4 Certificateholders" shall mean the Holders of Series 1995-4 Certificates.

                  "Series 1995-4 Certificateholders' Interest" shall mean that portion of the Certificateholders' Interest evidenced by the Series 1995-4 Certificates.

                  "Series 1995-4 Certificates" shall mean any one of the certificates executed by the Seller and authenticated by the Trustee, substantially in the form of Exhibit A.

                  "Series 1995-4 Excess Principal Collections" shall mean that portion of Excess Principal Collections allocated to Series 1995-4 pursuant to
Section 4.11.

                  "Series 1995-4 Principal Shortfall" shall have the meaning specified in Section 4.11.

                  "Series Cut-off Date" shall mean April 30, 1995.

                  "Servicing Fee Rate" shall mean, with respect to Series 1995-4, l% or, for any Distribution Date in respect of which the Monthly Servicing Fee has been waived, 0%.

                  "Special Payment Date" shall mean each Distribution Date with respect to any Early Amortization Period (other than an Early Amortization Period which has ended as described in clause (c) or clause (d) of the definition thereof in this Series Supplement).

                  "Subordinated Percentage" shall mean the percentage equivalent of a fraction, the numerator of which is the Subordination Factor and the denominator of which will be the excess of 100% over the Subordination Factor.

                  "Subordination Factor" means 10%; provided, however, that the Subordination Factor will be 11% in the event that the rating of the long-term unsecured debt of CFC is lowered below BBB- by Standard & Poor's or withdrawn by Standard & Poor's, unless, in either such case, the Seller receives written confirmation from Standard & Poor's that the failure to so increase the Subordination Factor would not result in the downgrade or withdrawal of Standard & Poor's rating of the Series 1995-4 Certificates.

                  "Telerate Page 120" means the display designated as "Page 120" on the Dow Jones Telerate Service (or such other page selected by the Calculation Agent as may replace

Page 120 on that service for the purpose of displaying daily Federal Funds rates).

                  "Termination Date" shall mean the April 2000 Distribution
Date.

                  "Termination Proceeds" shall mean any Termination Proceeds arising out of a sale of Receivables (or interests therein) pursuant to
Section 12.02(c) of the Agreement with respect to Series 1995-4.

                  "Trust Available Subordinated Amount" means the sum of the Available Subordinated Amount and the sum of the aggregate available subordinated amounts for all other outstanding Series.

                  "Yield Supplement Account" shall have the meaning specified in Section 4.04.

                  "Yield Supplement Account Deposit Amount" shall mean, with respect to any Distribution Date, the amount, if any, by which the Yield Supplement Account Required Amount exceeds the amount on deposit in the Yield Supplement Account after giving effect to any deposits thereto and withdrawals therefrom otherwise to be made on such Distribution Date.

                  "Yield Supplement Account Required Amount" shall mean, with respect to any Distribution Date, an amount equal to the product of (a) 0.40% and (b) the outstanding principal balance of the Series 1995-4 Certificates on such Distribution Date (after giving effect to any changes therein on such Distribution Date).

                  (b) Notwithstanding anything to the contrary in this Series Supplement or the Agreement, the term "Rating Agency" shall mean, whenever used in this Series Supplement or the Agreement with respect to Series 1995-4, Moody's and Standard & Poor's. As used in this Series Supplement and in the Agreement with respect to Series 1995-4, "highest investment category" shall mean (i) in the case of Standard & Poor's, A-l+ or AAA, as applicable, and
(ii) in the case of Moody's, P-1 or Aaa, as applicable. Any notice required to be given to a Rating Agency pursuant to the Agreement or this Series Supplement shall also be given to Fitch Investors Service, Inc. ("Fitch"), and Duff & Phelps, Inc. ("D&P"), although no such entity shall be deemed to be a Rating Agency for any purposes of the Agreement or this Series Supplement with respect to Series 1995-4.

                  (c) All capitalized terms used herein and not otherwise defined herein have the meanings ascribed to them in the Agreement. The definitions in Section 2.01 are applicable to the singular as well as to the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms.

                  (d) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Series Supplement shall refer to this Series Supplement as a whole and not to any particular provision of this Series Supplement; references to any Article, Section or Exhibit are references to Articles, Sections and Exhibits in or to this Series Supplement unless otherwise specified; and the term "including" means "including without limitation".


                                 ARTICLE III

                                Servicing Fee

                  SECTION 3.01. Servicing Compensation. The monthly servicing fee (the "Monthly Servicing Fee") shall be payable to the Servicer, in arrears, on each Distribution Date in respect of any Collection Period (or portion thereof) occurring prior to the earlier of the first Distribution Date following the Series 1995-4 Termination Date and the first Distribution Date on which the Invested Amount is zero, in an amount equal to one-twelfth of the product of (a) the Servicing Fee Rate, (b) the Pool Balance as of the last day of the Collection Period second preceding such Distribution Date and (c) the Series 1995-4 Allocation Percentage with respect to the immediately preceding Collection Period. The share of the Monthly Servicing Fee allocable to the Series 1995-4 Certificateholders with respect to any Distribution Date (the "Certificateholders Monthly Servicing Fee") shall be equal to one-twelfth of the product of (a) the Servicing Fee Rate and (b) the Invested Amount as of the last day of the Collection Period second preceding such Distribution Date. The remainder of the Monthly Servicing Fee shall be paid by the Seller and in no event shall the Trust, the Trustee or the Series 1995-4 Certificateholders be liable for the share of the Monthly Servicing Fee to be paid by the Seller; and the remainder of the Servicing Fee shall be paid by the Seller and the Investor Certificateholders of other Series and the Series 1995-4 Certificateholders shall in no event be liable for the share of the Servicing Fee to be paid by the Seller or the Investor Certificateholders of other Series. The

Certificateholders Monthly Servicing Fee shall be payable to the Servicer solely to the extent amounts are available for distribution in accordance with the terms of this Series Supplement.

                  The Servicer will be permitted, in its sole discretion, to waive the Monthly Servicing Fee for any Distribution Date by notice to the Trustee on or before the related Determination Date; provided that the Servicer believes that sufficient Collections of Non-Principal Receivables will be available on any future Distribution Date to pay the Certificateholders Monthly Servicing Fee relating to the waived Monthly Servicing Fee. If the Servicer so waives the Monthly Servicing Fee for any Distribution Date, the Monthly Servicing Fee and the Certificateholders Monthly Servicing Fee for such Distribution Date shall be deemed to be zero for all purposes of this Series Supplement and the Agreement; provided, however, that such Certificateholders Monthly Servicing Fee shall be paid on a future Distribution Date solely to the extent amounts are available therefor pursuant to Section 4.10(b); provided further that, to the extent any such waived Certificateholders Monthly Servicing Fee is so paid, the related portion of the Monthly Servicing Fee to be paid by the Seller shall be paid by the Seller to the Servicer.


                                  ARTICLE IV

                Rights of Series 1995-4 Certificateholders and
                  Allocation and Application of Collections

                  SECTION 4.01. Allocations; Payments to Seller; Excess Principal Collections and Unallocated Principal Collections. (a) Collections of Non-Principal Receivables and Principal Receivables, Miscellaneous Payments and Defaulted Amounts allocated to Series 1995-4 pursuant to Article IV of the Agreement shall be allocated and distributed as set forth in this Article.

                  (b) Subject to Section 4.01(d) below, the Servicer shall instruct the Trustee to withdraw from the Collection Account and pay to the Seller on the dates set forth below the following amounts:

                  (i) on each Deposit Date:

                           (A) an amount equal to the Excess Seller's
                  Percentage for the related Collection Period of Allocable Non-Principal Collections deposited in the Collection Account for such Deposit Date; and

                           (B) an amount equal to the Excess Seller's
                  Percentage for the related Collection Period of Allocable Principal Collections deposited in the Collection Account for such Deposit Date, if the Seller's Participation Amount (determined after giving effect to any Principal Receivables transferred to the Trust on such Deposit Date) exceeds the Trust Available Subordinated Amount for the immediately preceding Determination Date (after giving effect to the allocations, distributions, withdrawals and deposits to be made on the Distribution Date immediately following such Determination Date); and

                 (ii) on each Deposit Date with respect to the Revolving Period, an amount equal to the Available Seller's Principal Collections for such Deposit Date, if the Seller's Participation Amount (determined after giving effect to any Principal Receivables transferred to the Trust on such Deposit Date) exceeds the Trust Available Subordinated Amount for the immediately preceding Determination Date (after giving effect to the allocations, distributions, withdrawals and deposits to be made on the Distribution Date immediately following such Determination Date); provided, however, that Available Seller's Principal Collections shall be paid to the Seller with respect to any Collection Period only after an amount equal to the sum of (A) the Deficiency Amount, if any, relating to the immediately preceding Collection Period and
         (B) the excess, if any, of the Reserve Fund Required Amount over the amount in the Reserve Fund on the immediately preceding Distribution Date (after giving effect to the allocations of, distributions from, and deposits in, the Reserve Fund on such Distribution Date) has been deposited in the Collection Account from such Available Seller's Principal Collections.

                  The withdrawals to be made from the Collection Account pursuant to this Section 4.01(b) do not apply to deposits into the Collection Account that do not represent Collections, including Miscellaneous Payments, payment of the purchase price for the Certificateholders' Interest pursuant to
Section 2.03 of the Agreement, payment of the purchase price for the Series 1995-4 Certificateholders' Interest pursuant to Section 7.01 of this Series Supplement and proceeds from the sale, disposition or liquidation of Receivables pursuant to Section 9.02 or 12.02 of the Agreement.

                  (c) The Servicer shall instruct the Trustee to withdraw from the Collection Account and deposit into the Reserve Fund on Deposit Dates with respect to the Revolving Period Available Seller's Principal Collections for such Deposit Date, up to the amount of the excess, if any, determined pursuant to Section 4.01(b)(ii)(B).

                  (d) Notwithstanding the provisions of Section 4.01(b)(i), on each Deposit Date during any Collection Period on which any amount is on deposit in the Excess Funding Account or Principal Funding Account, the Servicer shall instruct the Trustee to withdraw from the Collection Account and deposit in the Yield Supplement Account the amounts otherwise distributable to the Seller pursuant to Section 4.01(b)(i) until the amount on deposit in the Yield Supplement Account is equal to the Yield Supplement Account Required Amount.

                  SECTION 4.02. Monthly Interest. (a) The amount of monthly interest ("Monthly Interest") with respect to the Series 1995-4 Certificates on any Distribution Date, commencing with the Initial Distribution Date, shall be an amount equal to the product of (i) the Certificate Rate, (ii) the outstanding principal balance of the Series 1995-4 Certificates as of the close of business on the preceding Distribution Date (after giving effect to all repayments of principal made to Series 1995-4 Certificateholders on such preceding Distribution Date, if any) and (iii) a fraction, the numerator of which is the actual number of days elapsed in such Interest Period and the denominator of which is 360.

                  All certificates, communications, opinions, determinations, calculations, quotations and decisions given, expressed, made or obtained for the purpose of calculating the Fed Funds Rate or the Certificate Rate based on the Fed Funds Rate for any Interest Period by the Calculation Agent shall (in the absence of wilful default, bad faith or manifest error) be binding on the Series 1995-4 Certificateholders and no liability shall (in the absence of wilful default, bad faith or manifest error) attach to the Calculation Agent in connection with the exercise or non-exercise by it of its powers, duties and discretions.

                  On the Determination Date preceding each Distribution Date, commencing with the Initial Distribution Date, the Servicer shall determine the excess, if any (the "Interest Shortfall"), of (x) the aggregate Monthly Interest for the Interest Period applicable to such Distribution Date over (y) the amount which will be available to be distributed to Series 1995-4 Certificateholders on such Distribution Date in respect thereof pursuant to this Series Supplement. If the Interest Shortfall with respect to any Distribution Date is greater than zero, an additional amount ("Additional Interest") equal to the product of (i) the Certificate Rate (calculated pursuant to clause (a) of the definition thereof) for the Interest Period commencing on the related Distribution Date plus 2.0% (or, for subsequent Interest Periods, the Certificate Rate (calculated pursuant to clause (a) of the definition thereof) for such subsequent Interest Period plus 2.0%), (ii) such Interest Shortfall (or the portion thereof which has not been paid to Series 1995-4 Certificateholders) and (iii) a fraction, the numerator of which is the amount of days elapsed in such Interest Period (or in a subsequent Interest Period) and the denominator of which is 360, shall be payable as provided herein with respect to the Series 1995-4 Certificates on each Distribution Date following such Distribution Date to and including the Distribution Date on which such Interest Shortfall is paid to Series 1995-4 Certificateholders. Notwithstanding anything to the contrary herein, Additional Interest shall be payable or distributed to Series 1995-4 Certificateholders only to the extent permitted by applicable law.

                  (b) On the Determination Date preceding each Distribution Date, commencing with the Initial Distribution Date, the Servicer shall determine the excess, if any (the "Carry-over Shortfall"), of (x) the Carry-over Amount, if any, for such Distribution Date over (y) the amount which will be available to be distributed to Series 1995-4 Certificateholders in respect thereof on such Distribution Date pursuant to this Series Supplement. If the Carry-over Shortfall with respect to any Distribution Date is greater than zero, an additional amount ("Additional Carry-over Amount") equal to the product of (i) the Certificate Rate (calculated pursuant to clause (a) of the definition thereof) for the Interest Period commencing on the related Distribution Date plus 2.0% (or, for subsequent Interest Periods, the Certificate Rate (calculated pursuant to clause (a) of the definition thereof) for such subsequent Interest Periods plus 2.0%), (ii) such Carry-over Shortfall (or the portion thereof which has not been paid to Series 1995-4 Certificateholders) and (iii) a fraction, the numerator of which is the amount of days elapsed in such Interest Period (or in a subsequent Interest Period) and the denominator of which is 360, shall be payable as provided herein with respect to the Series 1995-4 Certificates on each Distribution Date following such Distribution Date to the Distribution Date on which such Carry-over Shortfall is paid to Series 1995-4 Certificateholders. Notwithstanding anything to the contrary herein, any Additional Carry-Over Amount shall be payable or distributed to Series 1995-4 Certificateholders only to the extent permitted by applicable law.

                  SECTION 4.03. Determination of Monthly Principal. The amount of monthly principal ("Monthly Principal") distributable with respect to the Series 1995-4 Certificates on each Distribution Date with respect to an Early Amortization Period and the Accumulation Period shall be equal to the Available Investor Principal Collections with respect to such Distribution Date; provided, however, that, for each Distribution Date with respect to the Accumulation Period, Monthly Principal shall not exceed the Controlled Distribution Amount for such Distribution Date; and provided further that Monthly Principal shall not exceed the Invested Amount of the Series 1995-4 Certificates.

                  SECTION 4.04. Establishment of Reserve Fund and Funding Accounts. (a) (i) The Servicer, for the benefit of the Series 1995-4 Certificateholders, shall cause to be established and maintained in the name of the Trustee, on behalf of the Trust, an Eligible Deposit Account (the "Reserve Fund") which shall be identified as the "Reserve Fund for the CARCO Auto Loan Master Trust, Series 1995-4" and shall bear a designation clearly indicating that the funds deposited therein are held for the benefit of the Series 1995-4 Certificateholders. On the Closing Date, the Seller shall cause to be deposited in the Reserve Fund the Initial Reserve Fund Deposit Amount.

                  (ii) At the direction of the Servicer, funds on deposit in the Reserve Fund shall be invested by the Trustee in Eligible Investments selected by the Servicer that will mature so that such funds will be available at the close of business on or before the Business Day next preceding the following Distribution Date. All Eligible Investments shall be held by the Trustee for the benefit of the Series 1995-4 Certificateholders. On each Distribution Date, all interest and other investment earnings (net of losses and investment expenses) on funds on deposit in the Reserve Fund received prior to such Distribution Date shall be applied as set forth in Section 4.06(a) of this Series Supplement. Funds deposited in the Reserve Fund on a Business Day (which immediately precedes a Distribution Date) upon the maturity of any Eligible Investments are not required to be invested overnight.

                  (b) (i) The Servicer, for the benefit of the Series 1995-4 Certificateholders, shall establish and maintain in the name of the Trustee, on behalf of the Trust, an Eligible Deposit Account (the "Yield Supplement Account"), which shall be identified as the "Yield Supplement Account for the CARCO Auto Loan Master Trust Series 1995-4" and shall bear a designation clearly indicating that the funds deposited therein are held for the benefit of the Series 1995-4 Certificateholders. On the Closing Date, the Seller shall cause to be deposited into the Yield Supplement Account the Initial Yield Supplement Account Deposit Amount.

                  (ii) At the direction of the Servicer, funds on deposit in the Yield Supplement Account shall be invested by the Trustee in investments consisting of financial assets selected by the Servicer; provided, however, that such assets must, by their terms, convert to cash within a finite period of time. All such financial assets shall be held by the Trustee for the benefit of the Series 1995-4 Certificateholders. On each Distribution Date, all interest and other investment earnings (net of losses and investment expenses) on funds on deposit in the Yield Supplement Account shall be applied as set forth in Section 4.06(a) of this Series Supplement.

                 (iii) If on any Distribution Date there is a Carry-over Amount, the Servicer shall cause the Trustee to apply the amounts on deposit in the Yield Supplement Account up to the amount of such Carry-over Amount to satisfy such Carry-over Amount. The Trustee shall be authorized to dispose of investments in the Yield Supplement Account in order to obtain funds with which to satisfy any Carry-over Amount.

                  (iv) If on any Distribution Date the amount on deposit in the Yield Supplement Account (after giving effect to any withdrawals to be made from the Yield Supplement Account on such Distribution Date) is greater than the Yield Supplement Account Required Amount, the Servicer shall cause the Trustee to pay to the Seller on such Distribution Date the excess of such amount on deposit in the Yield Supplement Account over the Yield Supplement Account Required Amount.

                  (c) (i) The Servicer, for the benefit of the Series 1995-4 Certificateholders, shall establish and maintain in the name of the Trustee, on behalf of the Trust, an Eligible Deposit Account (the "Principal Funding Account"), which shall be identified as the "Principal Funding Account for CARCO Auto Loan Master Trust, Series 1995-4" and shall bear a designation clearly indicating that the funds deposited therein are held for the benefit of the Series 1995-4 Certificateholders.

                  (ii) At the direction of the Servicer, funds on deposit in the Principal Funding Account shall be invested by the Trustee in Eligible Investments selected by the Servicer. All such Eligible Investments shall be held by the Trustee for the benefit of the Series 1995-4 Certificateholders. On each Distribution Date all interest and other investment earnings (net of losses and investment expenses) on funds on deposit therein shall be applied as set forth in Section 4.06(a) of this Series Supplement. Funds on deposit in the Principal Funding Account shall be invested at the direction of the Servicer in Eligible Investments that will mature so that such funds will be available on or before the close of business on the Business Day next preceding the Expected Payment Date. Funds deposited in the Principal Funding Account on a Business Day (which immediately precedes the Expected Payment
Date) upon the maturity of any Eligible Investments are not required to be invested overnight.

                  (d) (i) The Servicer, for the benefit of the Series 1995-4 Certificateholders, shall establish and maintain in the name of the Trustee, on behalf of the Trust, an Eligible Deposit Account (the "Excess Funding Account"), which shall be identified as the "Excess Funding Account for CARCO Auto Loan Master Trust, Series 1995-4" and shall bear a designation clearly indicating that the funds deposited therein are held for the benefit of the Series 1995-4 Certificateholders. No deposit will be made to the Excess Funding Account on the Closing Date.

                  (ii) At the direction of the Servicer, funds on deposit in the Excess Funding Account shall be invested by the Trustee in Eligible Investments selected by the Servicer. All such Eligible Investments shall be held by the Trustee for the benefit of the Series 1995-4 Certificateholders. On each Distribution Date, all interest and other investment earnings (net of losses and investment expenses) on funds on deposit in the Excess Funding Account shall be applied as set forth in Section 4.06(a) of this Series Supplement. Funds deposited in the Excess Funding Account on any Distribution Date shall be invested at the direction of the Servicer in Eligible Investments that will mature so that such funds will be available on or before the close of business on the Business Day next preceding the following Distribution Date. Funds deposited in the Excess Funding Account on a Business Day (which immediately precedes a Distribution
Date) upon the maturity of any Eligible Investments are not required to be invested over-night.

                  (e) (i) The Trustee shall possess all right, title and interest in and to all funds on deposit from time to time in, and all Eligible Investments and other financial assets credited to, the Reserve Fund, the Yield Supplement Account, the Principal Funding Account and the Excess Funding Account (collectively the "Series 1995-4 Accounts") and in all proceeds thereof. The Series 1995-4 Accounts shall be under the sole dominion and control of the Trustee for the benefit of the Series 1995-4 Certificateholders. If, at any time, any of the Series 1995-4 Accounts ceases to be an Eligible Deposit Account, the Trustee (or the Servicer on its behalf) shall within 10 Business Days (or such longer period, not to exceed 30 calendar days, as to which each Rating Agency may consent) establish a new Series 1995-4 Account meeting the conditions specified in paragraph (a)(i),
(b)(i), (c)(i) or (d)(i) above, as applicable, as an Eligible Deposit Account and shall transfer any cash and/or any investments to such new Series 1995-4 Account. Neither the Seller, the Servicer nor any person or entity claiming by, through or under the Seller, the Servicer or any such person or entity shall have any right, title or interest in, or any right to withdraw any amount from, any Series 1995-4 Account, except as expressly provided herein.
Schedule 1, which is hereby incorporated into and made part of this Series Supplement, identifies each Series 1995-4 Account by setting forth the account number of each such account, the account designation of each such account and the name of the institution with which such account has been established. If a substitute Series 1995-4 Account is established pursuant to this Section, the Servicer shall provide to the

Trustee an amended Schedule 1, setting forth the relevant information for such substitute Series 1995-4 Account.

                  (ii) Pursuant to the authority granted to the Servicer in
Section 3.01(a) of the Agreement, the Servicer shall have the power, revocable by the Trustee, to make withdrawals and payments or to instruct the Trustee to make withdrawals and payments from the Series 1995-4 Accounts for the purposes of carrying out the Servicer's or Trustee's duties hereunder.

                  SECTION 4.05. Deficiency Amount. With respect to each Distribution Date, commencing with the Initial Distribution Date, on the related Determination Date, the Servicer shall determine the amount (the "Deficiency Amount"), if any, by which (a) the sum of (i) Monthly Interest for such Distribution Date, (ii) any Monthly Interest previously due but not distributed to the Series 1995-4 Certificateholders on a prior Distribution Date, (iii) Additional Interest, if any, for such Distribution Date and any Additional Interest previously due but not distributed to the Series 1995-4 Certificateholders on a prior Distribution Date;, (iv) the Certificateholders Monthly Servicing Fee for such Distribution Date, (v) the Investor Default Amount, if any, for such Distribution Date; (vi) the Series 1995-4 Allocation Percentage of the amount of any Adjustment Payment required to be deposited in the Collection Account pursuant to Section 3.09(a) of the Agreement with respect to the related Collection Period that has not been so deposited as of such Determination Date; and (vii) if such Distribution Date constitutes the Final Payment Date the sum of (A) the amount of any Carry-over Amount for such Distribution Date, (B) the amount of any Carry-over Amount previously due but not previously distributed to Series 1995-4 Certificateholders on a prior Distribution Date, (C) the amount of any Additional Carry-over Amount for such Distribution Date and (D) the amount of any Additional Carry-over Amount previously due but not previously paid to Series 1995-4 Certificateholders on a prior Distribution Date, in each case that will not be satisfied on such date by application, pursuant to Section 4.04(b)(iii), of amounts on deposit in the Yield Supplement Account, exceeds (b) the sum of (i) Investor Non-Principal Collections for such Distribution Date plus any Investment Proceeds with respect to such Distribution Date and (ii) the amount of funds in the Reserve Fund which are available pursuant to Section 4.08(a) and
Section 4.08(d) to cover any portion of the Deficiency Amount. The lesser of the Deficiency Amount and the Available Subordinated Amount shall be the "Required

Subordination Draw Amount".

                  SECTION 4.06. Application of Investor Non-Principal Collections, Investment Proceeds and Available Investor Principal Collections. The Servicer shall cause the Trustee to apply, on each Distribution Date, commencing with the Initial Distribution Date, Investor Non-Principal Collections, Investment Proceeds and Available Investor Principal Collections to make the following distributions:

                  (a) On each Distribution Date, commencing with the Initial Distribution Date, an amount equal to the sum of Investor Non-Principal Collections and any Investment Proceeds with respect to such Distribution Date will be distributed in the following priority:

                  (i) first, an amount equal to Monthly Interest for such Distribution Date, plus the amount of any Monthly Interest previously due but not distributed to the Series 1995-4 Certificateholders on a prior Distribution Date, plus the amount of any Additional Interest for such Distribution Date and any Additional Interest previously due but not distributed to the Series 1995-4 Certificateholders on a prior Distribution Date shall be distributed to the Series 1995-4 Certificateholders;

                 (ii) second, an amount equal to the Certificateholders Monthly Servicing Fee for such Distribution Date shall be distributed to the Servicer (unless such amount has been netted against deposits to the Collection Account or waived);

                (iii) third, an amount equal to the Reserve Fund Deposit Amount, if any, for such Distribution Date shall be deposited in the Reserve Fund;

                 (iv) fourth, an amount equal to the Investor Default Amount for such Distribution Date shall be treated as a portion of Investor Principal Collections for such Distribution Date;

                  (v) fifth, an amount equal to the Carry-over Amount (after giving effect to any withdrawals from the Yield Supplement Account on such Distribution Date), if any, for such Distribution Date, plus the amount of any Carry-over Amount previously due but not previously distributed to the Series 1995-4 Certificateholders on a prior Distribution Date, plus the amount of any

         Additional Carry-over Amount for such Distribution Date and any Additional Carry-over Amount previously due but not previously distributed to the Series 1995-4 Certificateholders on a prior Distribution Date shall be distributed to the Series 1995-4 Certificateholders;

                 (vi) sixth, an amount equal to the Yield Supplement Account Deposit Amount, if any, for such Distribution Date shall be deposited in the Yield Supplement Account; and

                (vii) seventh, the balance, if any, shall constitute Excess Servicing and shall be allocated and distributed as set forth in
         Section 4.10.

                  (b) On each Distribution Date, commencing with the Initial Distribution Date, with respect to the Revolving Period, an amount equal to Available Investor Principal Collections deposited in the Collection Account for the related Collection Period shall be allocated first to make a deposit to the Excess Funding Account if the sum of (i) the Invested Amount (reduced for this purpose by the amount, if any, by which the Required Participation Amount exceeds the Pool Balance due to an increase in the Subordination Factor) and (ii) the amount on deposit in the Excess Funding Account (other than any Investment Proceeds) prior to the allocation on such Distribution Date is less than the outstanding principal balance of the Series 1995-4 Certificates and second treated as Excess Principal Collections and applied in accordance with Section 4.04 of the Agreement.

                  (c) On each Distribution Date with respect to the Accumulation Period or an Early Amortization Period, an amount equal to Available Investor Principal Collections will be distributed in the following priority:

                  (i) first, an amount equal to Monthly Principal for such Distribution Date, shall be deposited by the Servicer or the Trustee into the Principal Funding Account, in the case of the Accumulation Period, or distributed to the Series 1995-4 Certificateholders, in the case of any Early Amortization Period; and

                 (ii) second, for each Distribution Date with respect to the Accumulation Period unless an Early Amortization Event has occurred (other than an Early Amortization Event which has resulted in an Early Amortization Period which has ended as described in clause (c) or clause (d) of the definition thereof in this Series Supplement), after giving effect to the transactions referred to in clause (i) above, an amount equal to the balance, if any, of such Available Investor Principal Collections shall be treated as Excess Principal Collections and applied in accordance with Section 4.04 of the Agreement and Section 4.11 hereof.

                  SECTION 4.07. Distributions to Series 1995-4
Certificateholders. (a) The Servicer shall cause the Trustee to make the following distributions at the following times from the Collection Account, the Reserve Fund, the Principal Funding Account and the Excess Funding
Account:

                  (i) on each Distribution Date, all amounts on deposit in the Collection Account or the Reserve Fund that are payable to the Series 1995-4 Certificateholders with respect to accrued interest will be distributed to the Series 1995-4 Certificateholders;

                 (ii) on each Special Payment Date and on the Expected Payment Date, all amounts on deposit in the Principal Funding Account and the Excess Funding Account, and all amounts on deposit in the Collection Account that are payable to the Series 1995-4 Certificateholders with respect to principal, up to a maximum amount on any such day equal to the excess of the outstanding principal balance of the Series 1995-4 Certificates over the unreimbursed Investor Charge-Offs, shall be distributed to the Series 1995-4 Certificateholders.

                  (b) On each Distribution Date on which there is any Carry-over Amount or Additional Carry-over Amount, the Servicer shall instruct the Trustee to distribute to the Series 1995-4 Certificateholders the amounts on deposit in the Yield Supplement Account and the Collection Account payable with respect thereto pursuant to Section 4.04(b)(iii) and Section
4.06(a)(other than from Available Seller's Collections), respectively.

                  (c) If, on the Final Payment Date, there is any Carry-over Amount or Additional Carry-over Amount (after giving effect to any distributions on such date pursuant to Section 4.07(b)), the Servicer shall instruct the Trustee to distribute to the Series 1995-4 Certificateholders the amounts payable with respect thereto pursuant to Sections 4.08(b) and 4.08(d).

                  (d) The distributions to be made pursuant to this Section are subject to the provisions of Sections 2.03, 9.02, 10.01 and 12.02 of the Agreement and Sections 8.01 and 8.02 of this Series Supplement.

                  SECTION 4.08. Application of Reserve Fund and Available Subordinated Amount. (a) If the portion of Investor Non-Principal Collections and Investment Proceeds allocated to the Series 1995-4 Certificateholders on any Distribution Date pursuant to Section 4.06(a) is not sufficient to make the entire distributions required on such Distribution Date by Sections 4.06(a)(i), (ii) and (iv), the Servicer shall cause the Trustee to withdraw funds from the Reserve Fund to the extent available therein, and apply such funds to complete the distributions pursuant to Section 4.06(a)(i), (ii) and
(iv); provided, however, that during any Early Amortization Period (other than an Early Amortization Period which has ended as described in clause (c) or clause (d) of the definition thereof in this Series Supplement) funds shall not be withdrawn from the Reserve Fund to make distributions otherwise required by Section 4.06(a)(iv) to the extent that, after giving effect to such withdrawal, the amount on deposit in the Reserve Fund shall be less than $1,000,000.

                  (b) If there is a Required Subordination Draw Amount for such Distribution Date, and such Distribution Date is not the Final Payment Date, the Servicer shall apply or cause the Trustee to apply the Available Seller's Collections on deposit in the Collection Account on such Distribution Date, but only up to the amount of the Required Subordination Draw Amount, to make the distributions required by Sections 4.06(a)(i), (ii) and (iv) that have not been made through the application of funds from the Reserve Fund in accordance with the preceding paragraph. If there is a Required Subordination Draw Amount for such Distribution Date, and such Distribution Date is the Final Payment Date, the Servicer shall apply or cause the Trustee to apply the Available Seller's Collections on deposit in the Collection Account on such Distribution Date, but only up to the amount of the Required Subordination Draw Amount, to make the distributions required by Sections 4.06(a)(i), (ii),
(iv) and (v) that have not been made through the application of funds from the Reserve Fund in accordance with Section 4.08(d). Any such Available Seller's Collections remaining after the application thereof pursuant to the first or second preceding sentence, as applicable, shall be treated as a portion of Investor Principal Collections for such Distribution Date, but only up to the amount of unpaid Adjustment Payments allocated to Series 1995-4 as described in Section 4.05(a)(vi). The amount of the Available Seller's Collections applied in accordance with the three preceding sentences shall reduce the Available Subordinated Amount in all other cases as described in clause (A) of the definition thereof. If the Required Subordination Draw Amount exceeds Available Seller's Collections for such Distribution Date, the Available Subordinated Amount shall be further reduced by the amount of such excess, but not by more than the sum of (x) the Investor Default Amount and (y) the amount of unpaid Adjustment Payments allocated to Series 1995-4 as described in
Section 4.05(a)(vi).

                  (c) If, after giving effect to the allocations of, distributions from, and deposits in, the Reserve Fund made pursuant to Sections 4.01(c), 4.04, 4.06(a), 4.08(a) and 4.08(e), (i) the amount in the
Reserve Fund is greater than the Reserve Fund Required Amount (or, for any Distribution Date with respect to an Early Amortization Period, the Excess Reserve Fund Required Amount) for such Distribution Date, the Servicer shall cause the Trustee to distribute such excess amount to the Seller, subject to the proviso contained in paragraph (f) or (ii) the amount in the Reserve Fund is less than such Reserve Fund Required Amount, then the Trustee shall deposit any remaining Available Seller's Collections on deposit in the Collection Account for such Distribution Date after giving effect to Section 4.08(b) into the Reserve Fund until the amount in the Reserve Fund is equal to such Reserve Fund Required Amount. On the Termination Date, any funds in the Reserve Fund will be treated as Available Investor Principal Collections.

                  (d) If, on the Final Payment Date, after giving effect to
(c) above, there is a Carry-over Amount or Additional Carry-over Amount after giving effect to withdrawals from the Yield Supplement Account on such date, the Servicer shall cause the Trustee to withdraw funds in the amount of such Carry-over Amount or Additional Carry-over Amount from the Reserve Fund (to the extent available therein), and distribute such funds to the Series 1995-4 Certificateholders. Any funds remaining on deposit in the Reserve Fund after the earlier of (i) payment in full of the outstanding principle balance of the Series 1995-4 Certificates and (ii) the Series Termination Date shall be paid to the Seller.

                  (e) If, for any Distribution Date with respect to an Early Amortization Period, after giving effect to the allocations of, distributions from, and deposits in, the Reserve Fund made pursuant to Sections 4.01(c), 4.04, 4.06(a) and 4.08(a), the amount in the Reserve Fund is less than the Excess Reserve Fund Required Amount for such Distribution Date, the Trustee shall deposit any remaining Available Seller's Collections on deposit in the Collection Account for such Distribution Date into the Reserve Fund until the amount in the Reserve Fund is equal to such Excess Reserve Fund Required Amount.

                  (f) The balance of Available Seller's Collections on any Distribution Date, after giving effect to any distributions thereof pursuant to Section 4.08(a), (b), (c) or (e), shall be distributed to the Seller on such Distribution Date; provided that, in the case of any remaining Available Seller's Principal Collections, if the Trust Available Subordinated Amount for the immediately preceding Determination Date exceeds the Seller's Participation Amount on such date (determined after giving effect to any Principal Receivables transferred to the Trust on such Distribution Date),
Section 4.08(c) hereof shall not apply and the amount of such excess shall be deposited into the Reserve Fund, with any remaining Available Seller's Principal Collections paid to the Seller.

                  SECTION 4.09. Investor Charge-Offs. If, on any Distribution Date on which the Available Subordinated Amount on the preceding Determination Date (after giving effect to the allocations, distributions, withdrawals and deposits to be made on such Distribution Date) is zero and the Deficiency Amount for such Distribution Date is greater than zero, the Invested Amount shall be reduced by the amount of the excess of such Deficiency Amount over any remaining Available Subordinated Amount on such Determination Date, but not by more than the Investor Default Amount (an "Investor Charge-Off"). Investor Charge-Offs shall thereafter be reimbursed and the Invested Amount increased (but not by an amount in excess of the aggregate unreimbursed Investor Charge-Offs on any Distribution Date) by the sum of (a) Allocable Miscellaneous Payments with respect to such Distribution Date and (b) the amount of Excess Servicing allocated and available for that purpose pursuant to Section 4.10(a).

                  SECTION 4.10. Excess Servicing. The Servicer shall cause the Trustee to apply, on each Distribution Date, commencing with the Initial Distribution Date, Excess

Servicing with respect to the Collection Period immediately preceding such Distribution Date, to make the following distributions in the following priority:

                  (a) an amount equal to the aggregate amount of Investor Charge-Offs which have not been previously reimbursed as provided in
         Section 4.09 (after giving effect to the allocation on such Distribution Date of any amount for that purpose pursuant to Section 4.09) shall be treated as a portion of Available Investor Principal Collections with respect to such Distribution Date;

                  (b) an amount equal to the aggregate outstanding amounts of the Certificateholders Monthly Servicing Fee which have been previously waived pursuant to Section 3.01 shall be distributed to the Servicer; and

                  (c) the balance, if any, shall be distributed to the Seller.

                  SECTION 4.11. Excess Principal Collections. (a) That portion of Excess Principal Collections for any Distribution Date equal to the amount of Series 1995-4 Excess Principal Collections for such Distribution Date will be allocated to Series 1995-4 and will be distributed as set forth in this Series Supplement.

                  (b) Series 1995-4 Excess Principal Collections, with respect to any Distribution Date, shall mean an amount equal to the Series 1995-4 Principal Shortfall for such Distribution Date; provided, however, that, if the aggregate amount of Excess Principal Collections for all Series for such Distribution Date is less than the aggregate amount of Principal Shortfalls for all Series for such Distribution Date, then Series 1995-4 Excess Principal Collections for such Distribution Date shall equal the product of (x) Excess Principal Collections for all Series for such Distribution Date and (y) a fraction, the numerator of which is the Series 1995-4 Principal Shortfall for such Distribution Date and the denominator of which is the aggregate amount of Principal Shortfalls for all Series for such Distribution Date. The Series 1995-4 Principal Shortfall, with respect to any Distribution Date, shall equal the excess of (i) (x) for any Distribution Date with respect to the Accumulation Period, the Controlled Distribution Amount, or (y) for any Distribution Date with respect to an Early Amortization Period, the Invested Amount, over (ii) Available Investor Principal Collections for such

Distribution Date (excluding any portion thereof attributable to Excess Principal Collections).

                  SECTION 4.12. Excess Funding Account. (a) Any funds on deposit in the Excess Funding Account on the November 1997 Distribution Date will be deposited in the Principal Funding Account on such date. In addition, no funds will be deposited in the Excess Funding Account during any Early Amortization Period or with respect to any Collection Period following the September 1997 Collection Period.

                  (b) On each Determination Date during the Revolving Period, the Seller shall determine whether the sum of the Invested Amount (reduced for this purpose by the amount, if any, by which the Required Participation Amount exceeds the Pool Balance due to an increase in the Subordination Factor) and the amount on deposit in the Excess Funding Account (other than any Investment Proceeds) is greater than the outstanding principal balance of the Series 1995-4 Certificates. If on any such Determination Date such sum is greater than the outstanding principal balance of the Series 1995-4 Certificates and thus there are sufficient Principal Receivables in the Trust to permit an increase in the Invested Amount without causing an Early Amortization Event to occur with respect to any outstanding Series, the Seller shall notify the Trustee of the amount of the increase in the Invested Amount. Subject to the provisions set forth below in this Section 4.12(b) and to Sections 4.12(c) and
(d) below, upon receipt of such notice the Invested Amount shall be increased by the amount specified, and the Servicer shall instruct the Trustee to withdraw from the Excess Funding Account and pay to the Seller or allocate to one or more other Series, on the immediately succeeding Distribution Date, an amount equal to the amount of such increase in the Invested Amount. Such payment shall be in payment or partial payment pursuant to the Receivables Purchase Agreement for additional Principal Receivables transferred to the Trust or allocated to Series 1995-4. To the extent that the Invested Amount is increased by any payment to the Seller or any allocation to one or more other Series, the Seller's Interest or such other Series' invested amount, as applicable, shall be reduced by the amount of such payment. In addition, any increase in the Invested Amount is subject to the condition that after giving effect to such increase (i) the Pool Balance equals or exceeds (ii) the sum of
(A) the Required Participation Amount, (B) the sum of the Required Subordinated Amount and the sum of the required subordinated amounts for all other

Series (or, if such other series shall have no required subordinated amount, the available subordinated amount with respect to such Series) and (C) the sum of any subordinated amounts supporting any Enhancement for all other Series. In connection with the foregoing, the Seller shall endeavor (taking into account any seasonality experienced in the Accounts in the Trust) to minimize the amounts on deposit, from time to time, in the Excess Funding Account.

                  (c) In the event that other Series issued by the Trust provide for excess funding accounts or other arrangements similar to the Excess Funding Account involving fluctuating levels of investments in Principal Receivables, (i) the allocation of additional Principal Receivables to increase the Invested Amount and the invested amounts of such other Series (and the related withdrawals from the Excess Funding Account and the other excess funding or similar accounts) will be based on the proportion that the amount on deposit in the Excess Funding Account bears to amounts on deposit in the excess funding accounts of all Series providing for excess funding accounts or such similar arrangements or to amounts otherwise similarly available and (ii) the deposit of amounts into the Excess Funding Account and the excess funding accounts of such other Series will be pro rata based on the proportion that the Adjusted Invested Amount bears to the adjusted invested amounts of all Series providing for excess funding accounts or such similar arrangements.

                  (d) In the event that any other Series is in an amortization, early amortization or accumulation period the amounts of any withdrawals from the Excess Funding Account shall be applied first to satisfy in full any then applicable funding or payment requirements of such Series and second to make a payment to the Seller. In the event that more than one other Series is in an amortization, early amortization or accumulation period, the amounts of any withdrawals from the Excess Funding Account shall be allocated (and, if necessary, reallocated) among such Series as specified in the related Series Supplement to meet the funding or payment requirements of each such Series first to satisfy in full all then applicable funding or payment requirements of each such Series and second to make a payment to the Seller.

                  SECTION 4.13. Accumulation Period Length; Accumulation Period Commencement Date. Beginning on the November 1997 Distribution Date, and on each Distribution Date thereafter that occurs prior to the Accumulation Period

Commencement Date, the Servicer shall calculate the Accumulation Period Length and, if applicable, determine the Accumulation Period Commencement Date. Once the Servicer has determined the Accumulation Period Commencement Date, the Servicer shall promptly notify the Trustee in writing of such determination. In connection therewith, the Seller hereby agrees not to cause the Trust to issue any new Series during the period from the date hereof until the date that the Series 1995-4 Certificates shall have been paid in full, if such issuance would have an adverse effect on the results obtained by application of the formula used to compute the Accumulation Period Length.


                                  ARTICLE V

                          Distributions and Reports
                     to Series 1995-4 Certificateholders

                  SECTION 5.01. Distributions. (a) On each Distribution Date, commencing with the Initial Distribution Date, the Trustee shall distribute to each Series 1995-4 Certificateholder of record on the preceding Record Date (other than as provided in Section 12.02 of the Agreement respecting a final distribution) such Certificateholder's pro rata share (based on the aggregate fractional undivided interests represented by the Series 1995-4 Certificates held by such Certificateholder) of the amounts on deposit in the Series 1995-4 Accounts as is payable to the Series 1995-4 Certificateholders on such Distribution Date pursuant to Section 4.07.

                  (b) Except as provided in Section 12.02 of the Agreement with respect to a final distribution, distributions to Series 1995-4 Certificateholders hereunder shall be made by check mailed to each Series 1995-4 Certificateholder at such Certificateholder's address appearing in the Certificate Register without presentation or surrender of any Series 1995-4 Certificate or the making of any notation thereon; provided, however, that, with respect to Series 1995-4 Certificates registered in the name of a Depository, such distributions shall be made to such Depository in immediately available funds.

                  SECTION 5.02. Reports and Statements to Series 1995-4 Certificateholders. (a) At least two Business Days prior to each Distribution Date, commencing with the Initial Distribution Date, the Servicer will provide to the Trustee, and on each such Distribution Date, the Trustee shall forward to each Series 1995-4 Certificateholder, a statement substantially in the form of Exhibit B prepared by the Servicer setting forth certain information relating to the Trust and the Series 1995-4 Certificates.

                  (b) A copy of each statement provided pursuant to paragraph
(a) will be made available for inspection at the Corporate Trust Office.

                  (c) On or before January 31 of each calendar year, beginning with calendar year 1996, the Trustee shall furnish or cause to be furnished to each Person who at any time during the preceding calendar year was a Series 1995-4 Certificateholder (or Certificate Owner), a statement prepared by the Servicer containing the information which is required to be contained in the statement to Series 1995-4 Certificateholders as set forth in paragraph (a) above, aggregated for such calendar year or the applicable portion thereof during which such Person (or any related Certificate Owner) was a Series 1995-4 Certificateholder (or Certificate Owner), together with other information as is required to be provided by an issuer of indebtedness under the Internal Revenue Code and such other customary information as is necessary to enable the Series 1995-4 Certificateholders (or Certificate Owners) to prepare their tax returns. Such obligation of the Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Trustee pursuant to any requirements of the Internal Revenue Code as from time to time in effect.


                                  ARTICLE VI

                             Amortization Events

                  SECTION 6.01. Additional Amortization Events. The occurrence of any of the following events shall be deemed to be an Early Amortization Event solely with respect to Series 1995-4:

                  (a) on any Determination Date, the average of the Monthly Payment Rates for the three preceding Collection Periods is less than 20%;

                  (b) on any Determination Date, the Available Subordinated Amount for the next Distribution Date will be less than the Required Subordinated Amount on such

         Determination Date, after giving effect to the distributions to be made on the next Distribution Date;

                  (c) any Service Default with respect to Series 1995-4 occurs;

                  (d) on any Determination Date, as of the last day of the preceding Collection Period, the aggregate amount of Principal Receivables relating to Used Vehicles exceeds 20% of the Pool Balance on such last day;

                  (e) any Carry-over Amount or Additional Carry-over Amount is outstanding on six consecutive Distribution Dates;

                  (f) the outstanding principal amount of the Series 1995-4 Certificates is not repaid by the Expected Payment Date;

                  (g) the Trust shall file a petition commencing a voluntary case under any chapter of the Federal bankruptcy laws; or the Trust shall file a petition or answer or consent seeking reorganization, arrangement, adjustment, or composition under any other similar applicable Federal law, or shall consent to the filing of any such petition, answer, or consent; or the Trust shall appoint, or consent to the appointment of, a custodian, receiver, liquidator, trustee, assignee, sequestrator or other similar official in bankruptcy or insolvency of it or of any substantial part of its property; or the Trust shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts generally as they become due; and

                  (h) any order for relief against the Trust shall have been entered by a court having jurisdiction in the premises under any chapter of the Federal bankruptcy laws, and such order shall have continued undischarged or unstayed for a period of 60 days; or a decree or order by a court having jurisdiction in the premises shall have been entered approving as properly filed a petition seeking reorganization, arrangement, adjustment, or composition of the Trust under any other similar applicable Federal law, and such decree or order shall have continued undischarged or unstayed for a period of 120 days; or a decree or order of a court having jurisdiction in the premises for the appointment of a custodian, receiver, liquidator, trustee, assignee, sequestrator, or other similar official in bankruptcy or insolvency of the Trust or of any substantial part of its property, or for the winding up or liquidation of its affairs, shall have been entered, and such decree or order shall have remained in force undischarged or unstayed for a period of 120 days.

                  The Trustee agrees that upon gaining knowledge of the occurrence of any event described in Section 9.01 of the Agreement or Section
6.01 of this Series Supplement it shall (a) promptly provide notice to the Rating Agencies of the occurrence of such event and (b) notify the Series 1995-4 Certificateholders of the occurrence of such event within 45 days of the expiration of the applicable grace period, if any. In the case of any event described in Sections 9.01(f) or (g) of the Agreement or Section 6.01(c) of this Series Supplement, an Early Amortization Event with respect to Series 1995-4 will be deemed to have occurred only if, after the applicable grace period described in such Sections, if any, either the Trustee or Series 1995-4 Certificateholders evidencing more than 50% of the aggregate unpaid principal amount of the Series 1995-4 Certificates by written notice to the Seller and the Servicer (and the Trustee, if given by Series 1995-4 Certificateholders) declare that an Early Amortization Event has occurred as of the date of such notice. In the case of any other Early Amortization Event, such Early Amortization Event will be deemed to have occurred immediately upon the occurrence of such event, without any notice or other action on the part of the Trustee or the Series 1995-4 Certificateholders.

                  In the case of any Early Amortization Event described in Sections 9.01(a), (f) or (g) of the Agreement or this Section 6.01, other than Sections 6.01(f), (g) or (h), provided that (i) no other Early Amortization Event (other than an Early Amortization Event which has resulted in an Early Amortization Period which has terminated as described in clause (c) or clause
(d) of the definition thereof in this Series Supplement) has occurred and (ii) the scheduled termination of the Revolving Period has not occurred, the Trustee agrees that it shall request written confirmation from Standard & Poor's that the termination of the Early Amortization Period caused by the occurrence of such Early Amortization Event will not result in the downgrading or withdrawal of such entity's rating of the Series 1995-4 Certificates.

                  The Trustee further agrees that, where applicable, it shall promptly notify the Series 1995-4 Certificateholders that it has received the written confirmation referred to in the preceding paragraph, and that the Series 1995-4 Certificateholders may elect to terminate the related Early Amortization Period.


                                 ARTICLE VII

                             Optional Repurchase

                  SECTION 7.01. Optional Repurchase. (a) On any Distribution Date occurring after the date on which the Invested Amount is reduced to $50,000,000 or less, the Seller shall have the option to purchase the entire Series 1995-4 Certificateholders' Interest, at a purchase price equal to the Reassignment Amount for such Distribution Date.

                  (b) The Seller shall give the Servicer and the Trustee at least 10 days' prior written notice of the Distribution Date on which the Seller intends to exercise such purchase option. Not later than 12:00 noon, New York City time, on such Distribution Date the Seller shall deposit the Reassignment Amount into the Collection Account in immediately available funds. Such purchase option is subject to payment in full of the Reassignment Amount. The Reassignment Amount shall be distributed as set forth in Section 8.01(b).

                  (c) If at the time the Seller exercises its purchase option hereunder the Seller's long-term unsecured debt has a rating lower than Baa3 by Moody's, the Seller shall deliver to the Trustee on such Distribution Date an Opinion of Counsel (which must be an independent outside counsel) to the effect that, in reliance on certain certificates to the effect that the Series 1995-4 Certificateholders' Interest purchased by the Seller constitutes fair value for the consideration paid therefor and as to the solvency of the Seller, the purchase of the Series 1995-4 Certificateholders' Interest would not be considered a fraudulent conveyance under applicable law.

                                 ARTICLE VIII

                             Final Distributions

                  SECTION 8.01. Sale of Certificateholders' Interest Pursuant to Section 2.03 of the Agreement; Distributions Pursuant to Section 7.01 of this Series Supplement or Section 2.03 or 12.02(c) of the Agreement. (a) The amount to be paid by the Seller to the Collection Account with respect to Series 1995-4 in connection with a purchase of the Series 1995-4 Certificateholders' Interest pursuant to Section 2.03 of the Agreement shall equal the Reassignment Amount for the Distribution Date on which such repurchase occurs.

                  (b) With respect to the Reassignment Amount deposited into the Collection Account pursuant to Section 7.01 or 8.01 of this Series Supplement or Section 2.03 of the Agreement or any Termination Proceeds deposited into the Collection Account pursuant to Section 12.02(c) of the Agreement, the Trustee shall, not later than 12:00 noon, New York City time, on the Distribution Date on which such amounts are deposited (or, if such date is not a Distribution Date, on the immediately following Distribution Date) (in the priority set forth below): (i) first, (x) deposit the Invested Amount on such date into the Principal Funding Account and (y) deposit the amount of accrued and unpaid interest on the unpaid balance of the Series 1995-4 Certificates, plus the amount of Additional Interest, if any, for such Distribution Date and any Additional Interest, Carry-over Amount or Additional Carry-over Amount previously due but not paid to Series 1995-4 Certificateholders on any prior Distribution Date, up to the Reassignment Amount for Series 1995-4 and (ii) second, pay the remainder of any Termination Proceeds to the Seller.

                  (c) Notwithstanding anything to the contrary in this Series Supplement or the Agreement, the entire amount deposited in the Principal Funding Account pursuant to Section 7.01 or 8.01 and all other amounts on deposit therein shall be distributed in full to the Series 1995-4 Certificateholders on such date and any distribution made pursuant to paragraph (b) above shall be deemed to be a final distribution pursuant to
Section 12.02 of the Agreement with respect to Series 1995-4.

                  SECTION 8.02. Distribution of Proceeds of Sale, Disposition or Liquidation of the Receivables Pursuant to

Section 9.02 of the Agreement. (a) Not later than 12:00 noon, New York City time, on the Distribution Date following the date on which the Insolvency Proceeds are deposited into the Collection Account pursuant to Section 9.02(b) of the Agreement, the Trustee shall first (in each case, after giving effect to any deposits and distributions otherwise to be made on such Distribution
Date) deduct an amount equal to the Invested Amount on such Distribution Date from the portion of the Insolvency Proceeds allocated to Allocable Principal Collections and deposit such amount in the Principal Funding Account; provided that the amount of such deposit shall not exceed the product of (x) the portion of the Insolvency Proceeds allocated to Allocable Principal Collections and (y) 100% minus the Excess Seller's Percentage with respect to the related Collection Period. The remainder of the portion of the Insolvency Proceeds allocated to Allocable Principal Collections shall be allocated to the Seller's Interest and shall be released to the Seller on such Distribution Date.

                  (b) Not later than 12:00 noon, New York City time, on such Distribution Date, the Trustee shall first (in each case, after giving effect to any deposits and distributions otherwise to be made on such Distribution
Date) deduct an amount equal to the sum of (i) Monthly Interest for such Distribution Date, (ii) any Monthly Interest previously due but not distributed on a prior Distribution Date, (iii) the amount of Additional Interest, if any, for such Distribution Date and any Additional Interest previously due but not distributed on a prior Distribution Date, (iv) any Carry-over Amount for such Distribution Date and any Carry-over Amount previously due but not distributed to the Series 1995-4 Certificateholders on a prior Distribution Date and (v) the amount of any Additional Carry-over Amount for such Distribution Date and any Additional Carry-over Amount previously due but not distributed to the Series 1995-4 Certificateholders on a prior Distribution Date, from the portion of the Insolvency Proceeds allocated to Allocable Non-Principal Collections and deposit such amount in the Collection Account with such funds designated by the Trustee as being held for the benefit of the Series 1995-4 Certificateholders; provided that the amount of such distribution shall not exceed (x) the product of (A) the portion of the Insolvency Proceeds allocated to Allocable Non-Principal Collections and (B) 100% minus the Excess Seller's Percentage. The remainder of the portion of the Insolvency Proceeds allocated to Allocable Non-Principal Collections shall be allocated to the Seller's Interest and shall be released to the Seller on such Distribution Date.

                  (c) Notwithstanding anything to the contrary in this Series Supplement or in the Agreement, the entire amount deposited in the Principal Funding Account and the Collection Account pursuant to this Section and all other amounts on deposit therein shall be distributed in full to the Series 1995-4 Certificateholders on the Distribution Date on which funds are deposited pursuant to this Section (or, if not so deposited on a Distribution Date, on the immediately following Distribution Date) and any distribution made pursuant to this Section shall be deemed to be a final distribution pursuant to Section 12.02 of the Agreement with respect to Series 1995-4.


                                  ARTICLE IX

                        The Series 1995-4 Certificates

                  SECTION 9.01. Series 1995-4 Transfer Restrictions. (a) Notwithstanding anything to the contrary herein or in the Agreement, no Series 1995-4 Certificate may be transferred by a Series 1995-4 Certificateholder unless such Series 1995-4 Certificate is sold (i) in a transaction registered under the Securities Act and any applicable state securities or "Blue Sky" laws, or (ii) pursuant to Rule 144A. The Seller agrees to make available to Series 1995-4 Certificateholders and prospective purchasers designated by such Series 1995-4 Certificateholders the information required by Rule 144A(d)(4)(or any successor Rule thereto).

                  (b) Each purchaser of a Series 1995-4 Certificate, by its acceptance thereof, will be deemed to have represented and agreed as follows:

                  (i) it understands and acknowledges that the Series 1995-4 Certificates have not been and will not be registered under the Securities Act or any other applicable securities law and, unless so registered, may be offered, sold or otherwise transferred only pursuant to Rule 144A and in compliance with the conditions for transfer set forth in (iv) and (v) below;

                 (ii) it is a "qualified institution buyer" (a "QIB"), as defined in Rule 144A, and it is aware that any sale of Series 1995-4 Certificates to it will be made in reliance on its representation that it is a QIB;

                (iii) such acquisition will be for its own account or for the account of another QIB;

                 (iv) it is purchasing the Series 1995-4 Certificates for its own account, or for one or more investor accounts for which it is acting as fiduciary or agent, in each case for investment, and not with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act, subject to any requirements of law that the disposition of its property or the property of such investor account or accounts be at all times within its or their control and subject to its or their ability to resell such Series 1995-4 Certificates pursuant to Rule 144A;

                  (v) it agrees on its own behalf and on behalf of any investor account for which it is purchasing the Series 1995-4 Certificates to offer, sell or otherwise transfer such Series 1995-4 Certificates only for so long as the Series 1995-4 Certificates are eligible for resale under Rule 144A, to a person it reasonably believes is a QIB that purchases for its own account or for the account of a QIB to whom notice is given that the transfer is being made in reliance on Rule 144A, subject in each of the foregoing cases to any requirement of law that the disposition of its property or the property of such investor account or accounts be at all times within its or their control; and

                 (vi) it is not (x) an "employee benefit plan" within the meaning of Section 3(3) of ERISA, (y) a "plan" within the meaning of
         Section 4975(e)(1) of the Code or (z) any entity whose underlying assets include plan assets by reason of an investment in the entity by such an "employee benefit plan" or "plan".

                  (c) Notwithstanding Section 6.04(c)(i) of the Agreement, it shall not be a condition to the registration of the transfer of any Series 1995-4 Certificate that the Seller, the Servicer and the Trustee receive an investment letter from the transferee with respect to such transfer; provided, however, that if the Series 1995-4 Certificates cease to be Book-Entry Certificates registered in the Certificate Register in the name of the Depository Trust Company, as Depository, or its nominee, it shall be a condition to the registration of the transfer of any Series 1995-4 Certificate that the transferor or the transferee of such Series 1995-4 Certificate, at its expense, provide the Seller, the Servicer and the Trustee an investment letter from the transferee to the effect of the representations and agreements set forth in (b) above.

                  (d) Each Series 1995-4 Certificate will contain a legend substantially to the following effect:

                           THE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE
                  SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REFEREED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

                           THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE
                  HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY ONLY (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT OR (B) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A.


                                  ARTICLE X

                           Miscellaneous Provisions

                  SECTION 10.01. Certain Permitted Actions; Amendments to the Agreement; Additional Covenants. (a) Notwithstanding anything to the contrary in the Agreement, funds on deposit in the Collection Account may be invested in any Eligible Investments (as that term is defined in this Series Supplement).

                  (b) Notwithstanding anything to the contrary in the Agreement, including Section 2.07(c) thereof, the Seller shall not be required to make any deposit to the Collection

Account in respect of the Repurchased Receivables Price of any receivables repurchased by the Seller from the Trust pursuant to such Section.

                  (c) Notwithstanding anything to the contrary contained herein or in the Agreement, the Seller shall have the right to require the reassignment to it of all the Trust's right, title and interest in, to and under the Receivables then existing and thereafter created, all monies due or to become due and all amounts received with respect thereto and all proceeds thereof in or with respect to the Accounts ("Automatic Removed Accounts") designated by the Seller, upon satisfaction of the following conditions: (a) on or before the fifth business day immediately preceding the date upon which such Accounts are to be removed, the Seller shall have given the Trust, each Enhancement Provider and the Rating Agencies a Removal Notice specifying the date for removal of the Automatic Removed Accounts (the "Automatic Removal Date"); (b) on or prior to the date that is five Business Days after the Automatic Removal Date, the Seller shall have delivered to the Trustee a computer file or microfiche or written list containing a true and complete list of the Automatic Removed Accounts specifying for each such Account, as of the removal notice date, its account number and the aggregate amount of Receivables outstanding in such Account; (c) the Seller shall have represented and warranted as of each Automatic Removal Date that the list of Automatic Removed Accounts delivered pursuant to clause (b) above, as of the Automatic Removal Date, is true and complete in all material respects; (d) the Trustee shall have received confirmation from each Rating Agency that such removal will not result in a reduction or withdrawal of such Rating Agency's rating of any outstanding Series or Class of Certificates; (e) the Seller shall have delivered to the Trustee, each Rating Agency and any Enhancement Providers an officers' certificate, dated the Automatic Removal Date, to the effect that the Seller reasonably believes that such removal will not cause an early amortization event to occur with respect to any Series; and (f) the Seller shall have delivered to the Trustee, each Rating Agency and any Enhancement Providers a Tax Opinion, dated the Automatic Removal Date, with respect to such removal.

                  Upon satisfaction of the above conditions, on the Automatic Removal Date all the right, title and interest of the Trust in and to the Receivables arising in the Automatic Removed Accounts, all monies due and to become due and all amounts received with respect thereto and all proceeds thereof shall be deemed removed from the Trust for all purposes.

                  (d) Notwithstanding anything to the contrary herein or in the Agreement, subject to the other limitations described in Section 4.03 of the Agreement, CCC need not deposit collections with respect to any Collection Period in the Collection Account until the related Distribution Date.

                  (e) Unless otherwise agreed to by the Rating Agencies, notwithstanding anything to the contrary herein or in the Agreement, the Seller may from time to time, at its discretion, and subject only to the limitations specified in this paragraph, designate Additional Accounts to be added to the Trust. (Additional Accounts designated to be added to the Trust in accordance with the provisions of this Section 10.01(e) are referred to herein as "Automatic Additional Accounts".) On the Addition Date with respect to any Automatic Additional Accounts, the Trust shall purchase the Receivables in such Automatic Additional Accounts (and such Automatic Additional Accounts shall be deemed to be Accounts for purposes of the Agreement) as of the close of business on the applicable Additional Cut-Off Date, subject to the satisfaction of the following conditions:

                  (i) such Automatic Additional Accounts shall be Eligible Accounts;

                 (ii) the Seller shall, to the extent required by Section
         4.03 of the Agreement, have deposited in the Collection Account all Collections with respect to such Automatic Additional Accounts since the Additional Cut-Off Date;

                (iii) no selection procedures believed by the Seller to be adverse to the interests of the Series 1995-4 Certificateholders were used in selecting such Automatic Additional Accounts;

                 (iv) as of each of the Additional Cut-Off Date and the Addition Date, no Insolvency Event with respect to CFC, CCC or the Seller shall have occurred nor shall the transfer of the Receivables arising in the Automatic Additional Accounts to the Trust have been made in contemplation of the occurrence thereof;

                  (v) the addition of the Receivables arising in the Automatic Additional Accounts shall not cause an early amortization event or any event that, after the giving of notice or the lapse of time, would constitute a early amortization event to occur with respect to any Series;

                 (vi) on or before each Addition Date with respect to Automatic Additional Accounts, the Seller shall have delivered to the Trustee and the Rating Agencies (A) an Opinion of Counsel with respect to the Receivables in the Automatic Additional Accounts substantially in the form of Exhibit G-2 to the Agreement and (B) a Tax Opinion with respect to such addition;

                (vii) within ten Business Days of the date on which any such Receivables are added to the Trust, the Seller shall have delivered to the Trustee a written assignment and a computer file or a microfiche list containing a true and complete list of the related Automatic Additional Accounts specifying for each such Account its account number, the collection status, the aggregate amount outstanding in such Account and the aggregate amount of Principal Receivables outstanding in such Account; and

               (viii) the Seller shall have delivered to the Trustee an Officer's Certificate of the Seller, dated the Addition Date, to the effect that conditions (i) through (v) and (vii) above have been satisfied.

                  The Seller hereby represents and warrants to the Trust as of the related Addition Date as to the matters relating to it set forth in paragraphs (iii) and (iv) above and that the file or list described below is, as of the applicable Additional Cut-Off Date, true and complete in all material respects.

                  In connection with the designation of Automatic Additional Account to be added to the Trust, the Seller shall deliver to the Trustee (i) the computer file or microfiche list required to be delivered pursuant to
Section 2.01 of the Agreement with respect to such Automatic Additional Accounts and (ii) a duly executed, written Assignment (including an acceptance by the Trustee for the benefit of the Certificateholders), substantially in the form of Exhibit B (the "Assignment").

                  Unless each Rating Agency otherwise consents, the number of Automatic Additional Accounts added to the Trust with respect to any of the three consecutive Collection Periods beginning in January, April, July and October of each calendar year shall not exceed 8% of the number of Accounts as of the first day of the calendar year during which such Collection Periods commence and the number of Automatic Additional Accounts designated during any such calendar year shall not exceed 20% of the number of Accounts as of the first day of such calendar year. On or before the first business day of each Collection Period beginning in January, April, July and October of each calendar year, the Seller shall have requested and obtained notification from each Rating Agency of any limitations to the right of the Seller to designate Eligible Accounts as Automatic Additional Accounts during any period which includes such Collection Period. To the extent that Automatic Additional Accounts have been added to the Trust during the three consecutive Collection Periods ending in the calendar month prior to such date, on or before January 31, April 30, July 31, October 31 of each calendar year, the Trustee shall have received confirmation from each Rating Agency that the addition of all Automatic Additional Accounts included as Accounts during the three consecutive Collection Periods ending in the calendar month prior to such date shall not have resulted in any applicable Rating Agency reducing or withdrawing its rating of any outstanding Series or Class of Certificates. If such Rating Agency confirmation with respect to any Automatic Additional Accounts is not so received, such Automatic Additional Accounts will be removed from the Trust.

                  (f) Each Holder of a Series 1995-4 Certificate, by such Holder's acceptance thereof, will be deemed to have consented to an amendment to the Agreement that incorporates the provisions of Sections 10.01(a) and 10.01(b), 10.01(c), 10.01(d) and 10.01(e), it being understood that no such amendment shall be effective unless and until each Series of Investor Certificates issued prior to October 20, 1994 shall no longer be outstanding or shall have consented to such amendment in accordance with the Agreement.

                  (g) Except for the conveyance hereunder to the Trustee, the Seller will not sell, pledge, assign or transfer to any other Person any rights it might have to funds on deposit in the Reserve Fund, the Principal Funding Account, the Excess Funding Account or the Yield Supplement Account, or Investment Proceeds with respect thereto.

                  SECTION 10.02. Ratification of Agreement. As supplemented by this Series Supplement, the Agreement is in all respects ratified and confirmed and the Agreement as so supplemented by this Series Supplement shall be read, taken and construed as one and the same instrument.

                  SECTION 10.03. Counterparts. This Series Supplement may be executed in two or more counterparts (and by different parties on separate counterparts) each of which shall be an original, but all of which together shall constitute one and the same instrument.

                  SECTION 10.04. Dealer Concentrations. So long as this Series 1995-4 shall be outstanding, on the last day of each Collection Period, the Servicer shall determine if the aggregate amount of Principal Receivables due from any Dealer or group of affiliated Dealers on such date is greater than 1.5% of the Pool Balance on such date. The Servicer shall promptly provide the Trustee a report setting forth the basis for such determination. The Trustee upon request from any Rating Agency will make such report available to such Rating Agency.

                  SECTION 10.05. GOVERNING LAW. THIS SERIES SUPPLEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF

THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.


                  IN WITNESS WHEREOF, the Seller, the Servicer and the Trustee have caused this Series Supplement to be duly executed by their respective officers as of the day and year first above written.


                                   U.S. AUTO RECEIVABLES COMPANY,
                                   Seller,

                                   by s/David H. Olsen
                                      -----------------




                                   CHRYSLER CREDIT CORPORATION,
                                   Servicer,

                                   by s/David H. Olsen
                                      -----------------



                                   MANUFACTURERS AND TRADERS
                                   TRUST COMPANY, Trustee,

                                   by s/Leslie A. Boynton
                                      -------------------

                                                                     EXHIBIT A








                            [Form of Certificate]

                             FACE OF CERTIFICATE

                                              Initial Invested Amount:
REGISTERED                                    <F1>
                                              $150,000,000
Certificate No. R-1
                                              CUSIP NO. 141389AS5

               THE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

               THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY ONLY (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT OR (B) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A.

               THIS CERTIFICATE MAY NOT BE ACQUIRED BY OR FOR THE ACCOUNT OF A BENEFIT PLAN (AS DEFINED BELOW).

Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the issuer or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS


<F1>Denominations of $1,000 and integral multiples of $1,000 in excess thereof.

WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

                         CARCO AUTO LOAN MASTER TRUST

                           FLOATING RATE AUTO LOAN
                   ASSET BACKED CERTIFICATES, SERIES 1995-4

            evidencing a fractional undivided interest in certain
                                assets of the

                         CARCO AUTO LOAN MASTER TRUST

the corpus of which consists primarily of wholesale (i.e., dealer floorplan) receivables (the "Receivables") generated from time to time in the ordinary course of business in a portfolio of revolving financing arrangements (the "Accounts") of Chrysler Credit Corporation meeting certain eligibility criteria. This certificate (a "Certificate") does not represent an interest in, or obligation of, U.S. Auto Receivables Company (the "Seller" or "USA"), Chrysler Credit Corporation or any affiliate thereof.

               The Certificates may not be acquired by or for the account of any employee benefit plan, trust or account, including an individual retirement account, that is subject to the Employee Retirement Income Security Act of 1974, as amended, or that is described in Section 4975(e)(1) of the Internal Revenue Code of 1986, as amended, or an entity whose underlying assets include plan assets by reason of a plan's investment in such entity (a "Benefit Plan"). By accepting and holding this Certificate, the Holder hereof shall be deemed to have represented and warranted that it is not a Benefit Plan. By acquiring any interest in this Certificate, the applicable Certificate Owner or Owners shall be deemed to have represented and warranted that it or they are not Benefit Plans.

               Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement referred to on the reverse side hereof or be valid for any purpose.

               THIS CERTIFICATE SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS

AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.


               IN WITNESS WHEREOF, the Seller has caused this Certificate to be duly executed.

                                            U.S. AUTO RECEIVABLES COMPANY,

                                            by ___________________________

                                               Name:
                                               Title:

Dated:


                   TRUSTEE'S CERTIFICATE OF AUTHENTICATION

This is one of the Certificates described in the within-mentioned Pooling and Servicing Agreement.

MANUFACTURERS AND TRADERS TRUST COMPANY, as Trustee,

  by _________________________
     Authorized Officer

                            REVERSE OF CERTIFICATE


               This certifies that Cede & Co. (the "Series 1995-4 Certificateholder"), is the registered owner of a fractional undivided interest in certain assets of the CARCO AUTO LOAN MASTER TRUST (the "Trust") created pursuant to a Pooling and Servicing Agreement dated as of May 31, 1991, as assigned by Chrysler Auto Receivables Company to U.S. Auto Receivables Company (the "Seller") on August 8, 1991 (as assigned and as amended and supplemented from time to time, the "P&S"), as supplemented by the Series 1995-4 Supplement dated as of April 30, 1995, (the "Series Supplement"), among the Seller, Chrysler Credit Corporation, as servicer, and Manufacturers and Traders Trust Company, as trustee (the "Trustee") that are allocated to the Series 1995-4 Certificateholders' Interest pursuant to the P&S and the Series Supplement. The P&S and the Series Supplement are hereinafter collectively referred to as the Pooling and Servicing Agreement. The corpus of the Trust will include (a) all of the Seller's right, title and interest in, to and under the Receivables in each Account and all Collateral Security with respect thereto owned by the Seller at the close of business on the Cut-Off Date, in the case of the Initial Accounts, and on the applicable Additional Cut-Off Date, in the case of Additional Accounts, and all monies due or to become due and all amounts received with respect thereto and all proceeds (including "proceeds" as defined in Section 9-306 of the UCC as in effect in the State of Michigan and Recoveries) thereof, (b) all of the Seller's rights, remedies, powers and privileges with respect to such Receivables under the Receivables Purchase Agreement, (c) all of the Seller's right, title and interest in, to and under the Receivables in each Account (other than any newly created Receivables in any Designated Account) and all Collateral Security with respect thereto owned by the Seller at the close of on each Transfer Date and not theretofore conveyed to the Trust, all monies due or to become due and all amounts received with respect thereto and all proceeds (including "proceeds" as defined in Section 9-306 of the UCC as in effect in the State of Michigan and Recoveries) thereof, (d) all monies on deposit in, and Eligible Investments credited to, the Collection Account or any Series Account, (e) any Enhancements and (f) all other assets and interests constituting the Trust. In addition to the Certificates, the Seller's Certificate will be issued pursuant to the Pooling and Servicing Agreement which will represent the Seller's Interest in the Trust. The Seller's Certificate will represent the interest in the Trust Assets not represented by the Investor Certificates.

               The Receivables consist of advances made directly or indirectly by Chrysler Credit Corporation to domestic automobile dealers franchised by Chrysler Corporation or any other automobile manufacturers.

               Subject to the terms and conditions of the Agreement, the Seller may from time to time direct the Trustee, on behalf of the Trust, to issue one or more new Series of Investor Certificates, which will represent fractional undivided interests in certain of the Trust Assets.

               This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement to which, as amended and supplemented from time to time, the Series 1995-4 Certificateholder by virtue of the acceptance hereof assents and is bound. Although a summary of certain provisions of the Pooling and Servicing Agreement is set forth below, this Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to the Pooling and Servicing Agreement for information with respect to the interests, rights, benefits, obligations, proceeds and duties evidenced hereby and the rights, duties and obligations of the Trustee. A copy of the Pooling and Servicing Agreement (without schedules and exhibits) may be requested from the Trustee by writing to the Trustee at One M&T Plaza, Buffalo, New York 14203,
Attention: Corporate Trust Department. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to them in the Pooling and Servicing Agreement.

               The Seller has entered into the Pooling and Servicing Agreement and the Series 1995-4 Certificates have been (or will be) issued with the intention that the Series 1995-4 Certificates will qualify under applicable tax law as indebtedness of the Seller secured by the Receivables. The Seller, each Beneficiary and each Certificateholder and Certificate Owner, by the acceptance of its Certificate or Book-Entry Certificate, as applicable, agrees to treat the Series 1995-4 Certificates as indebtedness of the Seller secured by the Receivables for Federal income taxes, state and local income, single business and franchise taxes and any other taxes imposed on or measured by income.

               On each Distribution Date, the Trustee shall distribute to each Series 1995-4 Certificateholder of record at the close of business on the day preceding such Distribution Date (each a "Record Date") such Certificateholder's pro rata share (based on the aggregate fractional undivided interest represented by the Series 1995-4 Certificates held by such Certificateholder, except as otherwise provided in the Pooling and Servicing Agreement) of such amounts on deposit in the Collection Account and any Series Account as are payable in respect of the Series 1995-4 Certificates pursuant to the Pooling and Servicing Agreement. Distributions with respect to this Certificate will be made by the Trustee by check mailed to the address of the Certificateholder of record appearing in the Certificate Register without the presentation or surrender of this Certificate or the making of any notation thereon (except for the final distribution in respect of this Certificate) except that with respect to Series 1995-4 Certificates registered in the name of a Depository, including Cede & Co., the nominee for The Depository Trust Company, distributions will be made in immediately available funds. Final payment of this Certificate will be made only upon presentation and surrender of this Certificate at the office or agency specified in the notice of final distribution delivered by the Trustee to the Certificateholder in accordance with the Pooling and Servicing Agreement.

               On the Distribution Date occurring after the Invested Amount is reduced to $50,000,000 or less, the Seller has the option, subject to the condition set forth in Section 7.01(c) of the Series Supplement, to purchase the entire Series 1995-4 Certificateholders' Interest in the Trust. The purchase price will be equal to the Reassignment Amount (as defined in the Series Supplement).

               This Certificate does not represent an obligation of, or an interest in, Chrysler Corporation, the Seller, the Servicer, or any affiliate of any of them and is not insured or guaranteed by any governmental agency or instrumentality. This Certificate is limited in right of payment to certain Collections with respect to the Receivables (and certain other amounts), all as more specifically set forth herein and in the Pooling and Servicing Agreement.

               The Pooling and Servicing Agreement may be amended from time to time (including in connection with the issuance of a Supplemental Certificate) by the Servicer, the Seller and the Trustee, without the consent of any of the Series 1995-4 Certificateholders, so long as any such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of the Certificateholders of any outstanding Series. The Trustee may, but shall not be obligated to, enter into any such amendment which affects the Trustee's rights, duties or immunities under the Pooling and Servicing Agreement or otherwise. Notwithstanding anything contained therein to the contrary, the Trustee, with the consent of any Enhancement Providers, may at any time and from time to time amend, modify or supplement the form of Distribution Date Statement.

               The Pooling and Servicing Agreement may also be amended from time to time (including in connection with the issuance of a Supplemental Certificate) by the Servicer, the Seller and the Trustee with the consent of the Holders of Investor Certificates evidencing not less than 66-2/3% of the aggregate unpaid principal amount of the certificates of the Investor Certificates of all adversely affected Series, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Investor Certificateholders; provided, however, that no such amendment to the Pooling and Servicing Agreement shall (i) reduce in any manner the amount of or delay the timing of distributions to be made to Investor Certificateholders or deposits of amounts to be so distributed without the consent of such each affected Investor Certificateholder; (ii) change the definition or the manner of calculating any certificateholders' interest without the consent of each affected Investor Certificateholder;
(iii) reduce the amount available under any Enhancement without the consent of each affected Investor Certificateholder; (iv) adversely affect the rating of any Series or class by each Rating Agency without the consent of the holders of certificates of such Series or class evidencing not less than 66-2/3% of the aggregate unpaid principal amount of the Investor Certificates of such Series or Class or (v) reduce the aforesaid percentage required to consent to any such amendment without the consent of all Investor Certificateholders. The Pooling and Servicing Agreement may not be amended in any manner which adversely affects the interests of any Enhancement Provider without its prior consent.

               As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the office or agency maintained by the Trustee in New York, New York, accompanied by a written instrument of transfer in form satisfactory to the Trustee duly executed by the Holder hereof or such Holder's attorney duly authorized, and thereupon one or more new Series 1995-4 Certificates of authorized denominations evidencing the same aggregate fractional undivided interest will be issued to the designated transferee or transferees.

               The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement.

        As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Series 1995-4 Certificates are exchangeable for new Series 1995-4 Certificates evidencing like aggregate fractional undivided interests as requested by the Certificateholder surrendering such Certificates. No service charge may be imposed for any such exchange but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith.

               The Servicer, the Trustee, the Transfer Agent and Registrar and any agent of any of them, may treat the person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Servicer nor the Trustee, the Transfer Agent and Registrar, nor any agent of any of them, shall be affected by notice to the contrary except in certain circumstances described in the Pooling and Servicing Agreement.

                                  ASSIGNMENT





Social Security or other identifying number of assignee

________________________




               FOR VALUE RECEIVED, the undersigned hereby sells,
assigns and transfers unto ________________________________________________
___________________________________________________________________________
                        (name and address of assignee)

the within certificate and all rights thereunder, and hereby irrevocably constitutes and appoints ______________, attorney, to transfer said certificate on the books kept for registration thereof, with full power of substitution in the premises.

Dated: _________________                          _________________________*

                                                  Signature Guaranteed:
                                                  __________________________

________________________
(*) NOTE: The signature to this assignment must correspond with the name of the registered owner as it appears on the reverse of the within Certificate in every particular, without alteration, enlargement or any change whatsoever.

                              Exhibit B

                              Series 1995-4

Series 95-4 Initial Amounts
---------------------------
   Initial Invested Amount
   Principal Accumulation Amount       Conditional
   Aggregate Subordinated Amount
   Subordinated Amount
   Swap Sub Amount
   Required Reserve Pct
   Monthly Servicing Fee Rate
   Required Participation Pct
   Subordination Factor
   Expected Accumulation Period
   Expected Final Payment Date
   Initial Settlement Date
   Spread to Index

Series 95-4 Monthly Reporting                                                                             Excess
-----------------------------   Series 95-4                                                            Funding Acct
   Principal Receivables            Total     Invested Amt  Subordination  Swap Sub  Aggreg Sub  Excess    (Cash)
   ---------------------         ------------ ------------  -------------  --------  ----------  ------ -----------
   Series Allocation Percentage
   Beginning Balance
     Floating Allocation Pct

   Principal Collections
   New Principal Receivables
   Principal Default Amounts
   Receivables Added for
     Additional Accounts
   Controlled Accumulation
     Shortfall
   Monthly Principal Accumulated
     Principal Allocation Pct

   Ending Balance
     Floating Allocation Pct
   Pool Factor

   Non-Principal Receivables
   -------------------------
   Total Interest Collections
     Interest Collections
     Interest Collections on
       "D" and "L"
   Recoveries on Receivables
     Written Off
   Investment Income

   Subordinated Amount & Reserve Fund                       Current     Previous
   ----------------------------------                       -------     --------
   Beginning Subordination Amount
     Required Subordination Draw Amount
     Excess Servicing
   Required Subordinated Amount
   Available Subordination Amount
      as of:

   Initial Subordinated Amount

   Incremental Subordination Amount       Default Rec.
     Overconcentration Amount
     Installment Balance Amount
     Other Ineligible Amounts

   Beginning of Period
     Seller's Participation Deficiency
     Required Reduction of Invested Amount

   End of Period
     Seller's Participation Deficiency
     Required Reduction of Invested Amount

   Beginning Reserve Fund Balance
   Reserve Fund Required Amount
   Reserve Fund Draw
   Reserve Fund Deposit Amount
   Ending Reserve Fund Balance

   Beginning Yield Supplement Account Balance
   Yield Supplement Account Draw
   Yield Supplement Account Deposit
   Ending Yield Supplement Account Balance

   Required Interest Distributions                          Current     Previous
   -------------------------------                          -------     --------
   Available Non-Principal Collections
     Investor Non-Principal Collections
     Sub Non-Principal Collections
   Investment Income
   Total Non-Principal Available

   Monthly Interest
   Fed Funds Rate
    Spread to Fed Funds Rate
    Certificate Rate
     Servicing Fee Rate
     Asset Receivables Rate
     Certificate Rate
     Accrual From
     Accrual To
     Days in Period

   Interest Shortfall
   Additional Interest

   Carry-over Amount
   Carry-over Shortfall
   Additional Carry-over Shortfall

   Monthly Servicing Fee
   Investor Monthly Servicing Fee

   Reserve Fund Deposit Amount

   Investor Default Amount

   Excess Servicing and Sub Collections
   Excess Sub Non-Principal Collections
   Excess Servicing

   Yield Supplement Draw

   Deficiency Amount

   Required Principal Distributions
   --------------------------------
   Investor Principal
   Seller Monthly Principal

   Funding Account Balances              Beginning   Reinv.   Deposits   Withdrawals   Ending
   ------------------------              ---------   ------   --------   -----------   ------
   Excess Funding Account
   Principal Funding Account
        Total

   Ending Series Allocation
     Percentage (SAP)
   Ending Pool Balance
   SAP * Pool Balance
   Reserve Fund Balance
   Yield Supplement Account Balance
   Total Funding Account Balances
   Total Assets

   Summary of Investor Distributions              Per $1000   Start Tracking Accumulation Period Length?:
   =================================    Actual   Certificate  Accumulation Period Length:
   Investor Monthly Principal
   Investor Monthly Interest
      Total Investor Distributions

                                      SCHEDULE 1


               Each of (i) the Principal Funding Account, (ii) the Excess Funding Account, (iii) the Reserve Fund and (iv) the Yield Supplement Account for the CARCO Auto Loan Master Trust, Series 1995-4 has been duly and validly created with Manufacturers and Traders Trust Company in the name of Manufacturers and Traders Trust Company as Trustee on behalf of the Series 1995-4 Certificateholders.


        Principal Funding Account. . .(Account No. 185544368)
        Excess Funding Account . . . .(Account No. 185544632)
        Reserve Fund Account . . . . .(Account No. 185544459)
        Yield Supplement Account . . .(Account No. 185544541)